Exhibit 99.3

                                    TELEBANC
                             FINANCIAL CORPORATION



                                  April 7, 1997


Dear Stockholder:

         You are cordially invited to attend the 1997 Annual Meeting of Stockholders of TeleBanc Financial Corporation. The meeting will be held on Wednesday, May 7, 1997 at 11:00 a.m. at the Company's headquarters, 1111 North Highland Street, Arlington, Virginia 22201. I hope that you will be able to join us.

         At this meeting you will be asked to vote, in person or by proxy, to elect three directors, amend certain provisions of the Company's certificate of incorporation, adopt the 1997 Stock Option Plan, ratify the appointment of the Company's independent accountants and act on such other business as may properly come before the meeting. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be transacted at the meeting

         It is important that your shares be represented at the meeting, regardless of the number you may hold. Whether or not you plan to attend the meeting in person, please sign, date and return the enclosed proxy card as soon as possible. If you attend the meeting and desire to vote in person, you may do so even though you have previously returned a proxy to the Company.

         Thank you.  We look forward to seeing you at the meeting.

                                   Sincerely,

                                   /s/ David A. Smilow

                                   David A. Smilow
                                   Chairman of the Board and
                                   Chief Executive Officer


             1111 North Highland Street, Arlington, Virginia 22201

                         TELEBANC FINANCIAL CORPORATION
                           1111 NORTH HIGHLAND STREET
                            ARLINGTON, VIRGINIA 22201
                                 (703) 247-3700

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 7, 1997

         NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of TeleBanc Financial Corporation (the "Company") will be held on Wednesday, May 7, 1997, at 11:00 a.m., at the Company's headquarters, 1111 North Highland Street, Arlington, Virginia 22201, for the following purposes:

         1.       To elect three directors for terms of three years each;
         2. To amend Article 4 of the Company's certificate of incorporation to increase the number of authorized shares of the Company's common stock from 3,500,000 to 8,500,000 and to authorize the issuance of nonvoting common stock;
         3. To amend Article 8 of the Company's certificate of incorporation to reduce the effect of certain anti-takeover provisions by increasing from 10% to 25% the percentage of the Company's voting stock which is considered "Control" for purposes of such Article;
         4. To amend Article 11 of the Company's Certificate of Incorporation to reduce the effect of certain anti-takeover provisions by making it easier for the Board of Directors to approve certain business combination transactions with the approval of the stockholders required by law rather than a supermajority;
         5.       To adopt the 1997 Stock Option Plan;
         6. To ratify the appointment by the Board of Directors of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending December 31, 1997; and
         7. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on March 20, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

                                 By order of the Board of Directors,

                                 /s/ David A. Smilow

                                 David A. Smilow
                                 Chairman of the Board and
                                 Chief Executive Officer

Arlington, Virginia
April 7, 1997

--------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR PROXY PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING AND DESIRE TO VOTE IN PERSON, YOU MAY DO SO EVEN THOUGH YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.
--------------------------------------------------------------------------------

                         TELEBANC FINANCIAL CORPORATION
                           1111 NORTH HIGHLAND STREET
                            ARLINGTON, VIRGINIA 22201

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 7, 1997

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES


         This Proxy Statement and the accompanying Notice of Annual Meeting and proxy card are being furnished to the stockholders of TeleBanc Financial Corporation, a Delaware corporation (the "Company" or "TeleBanc"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 1997 Annual Meeting of Stockholders of the Company (the "Annual Meeting"). The Annual Meeting will be held at the headquarters of TeleBanc located at 1111 North Highland Street, Arlington, Virginia 22201, on Wednesday, May 7, 1997, at 11:00 a.m., and at any adjournment or postponement thereof. The Annual Meeting has been called for the purposes set forth in the Notice of Annual Meeting.

         If the enclosed proxy is properly signed and returned to TeleBanc and not revoked prior to its use, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED: (1) FOR THE ELECTION OF THE THREE NOMINEES OF THE BOARD OF DIRECTORS TO SERVE AS DIRECTORS; (2) FOR THE AMENDMENT OF ARTICLE 4 OF THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (THE "CERTIFICATE OF INCORPORATION") TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK (THE "COMMON STOCK") FROM 3,500,000 TO 8,500,000 AND TO AUTHORIZE THE ISSUANCE OF NONVOTING COMMON STOCK (THE "NONVOTING COMMON STOCK"); (3) FOR THE AMENDMENT OF ARTICLE 8 OF THE CERTIFICATE OF INCORPORATION TO INCREASE FROM 10% TO 25% THE PERCENTAGE OF THE COMPANY'S VOTING STOCK WHICH IS CONSIDERED "CONTROL" FOR PURPOSES OF SUCH ARTICLE; (4) FOR THE AMENDMENT OF
ARTICLE 11 OF THE CERTIFICATE OF INCORPORATION TO MAKE IT EASIER FOR THE BOARD OF DIRECTORS TO APPROVE CERTAIN BUSINESS COMBINATION TRANSACTIONS WITH THE APPROVAL OF THE STOCKHOLDERS REQUIRED BY LAW RATHER THAN A SUPERMAJORITY; (5) FOR THE ADOPTION OF THE 1997 STOCK OPTION PLAN; AND (6) FOR THE RATIFICATION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS. If any other matters are properly brought before the Annual Meeting, proxies will be voted in the discretion of the proxy holders. TeleBanc is not aware of any such matters that are proposed to be presented at the Annual Meeting.

         The cost of soliciting proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, directors, officers and regular employees of TeleBanc, without extra remuneration, may solicit proxies personally, by telephone, telegram, or otherwise. TeleBanc will also utilize the services of its transfer agent, Fifth Third Trust, to provide broker search and proxy distribution services at an estimated cost of $3,000. TeleBanc will request persons, firms and corporations holding shares in their name or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so. It is anticipated that this Proxy Statement and the enclosed proxy will be mailed to stockholders on or about April 7, 1997.

         In February 1997, the Company entered into a $29,900,000 Unit Purchase Agreement with two investment partnerships managed by Conning & Company and with General American Life Insurance Company, CIBC WG Argosy Merchant Fund 2, LLC, PC Investment Company and The Northwestern Mutual Life Insurance Company (the "Unit Purchase Agreement"). Pursuant to the Unit Purchase Agreement, the Company issued and sold 29,900 Units, which in the aggregate consist of (i) $13,703,469 in aggregate principal amount of the Company's Senior Subordinated Notes due March 31, 2004, (ii) 29,900 shares of serial preferred stock, (iii) warrants to purchase 198,088 shares of Common Stock (the "Warrants"), and (iv) contingent warrants to purchase up to 205,563 shares of Common Stock (the "Contingent Warrants"). The serial preferred stock issued in connection with this transaction consists of 18,850 shares of Series A Voting Convertible Preferred Stock ("Series A Preferred Stock"), 4,050 shares of Series B Nonvoting Convertible Preferred Stock ("Series B Preferred Stock"), and 7,000 shares of Series C Nonvoting Convertible Preferred Stock ("Series C Preferred Stock," and collectively with the Series A Preferred Stock and the Series B Preferred Stock, the "Preferred Stock").

         In connection with the Unit Purchase Agreement, certain holders of the Series A Preferred Stock are entitled to designate two persons to serve as directors of the Company, who shall be nominated for election by the Company (subject to certain exceptions). Such nominees to the Board of Directors, Dean
C. Kehler and Steven F. Piaker, were elected to the Board of Directors effective upon the closing of the sale of the Units by the Company on February 28, 1997. The Unit Purchase Agreement also contains an affirmative covenant by the Company that it will obtain stockholder approval of the proposed amendments to the Certificate of Incorporation that are presented as Proposals Two and Three in this Proxy Statement.

         In connection with the Unit Purchase Agreement, certain amendments were made to the Company's Bylaws so that the number of directors on the Board of Directors may not exceed nine members, any two directors have the right to call a meeting of the Board of Directors and the affirmative vote of 66-2/3% of the total number of votes of the then outstanding shares of capital stock of the Company entitled generally to vote in the election of directors, voting together as a single class, is required to amend the Bylaw provisions regarding the number and selection process of the Board of Directors.

         Also as part of the sale of Units pursuant to the Unit Purchase Agreement, the Company entered into an agreement with Arbor Capital Partners, Inc. ("Arbor"), a registered investment advisor, funds manager and broker-dealer, MET Holdings Corporation ("MET Holdings") and William M. Daugherty (the "Acquisition Agreement"), pursuant to which the Company purchased substantially all of the assets and liabilities of Arbor. MET Holdings, TeleBanc's largest stockholder, also owns a majority of the capital stock of Arbor. This acquisition involved the tax-free issuance of 162,461 shares of the Company's Common Stock and a $500,000 cash payment for the Arbor assets. Since consummation of the Acquisition Agreement, Arbor has distributed the 162,461 shares of TeleBanc Common Stock that it received in the acquisition to its two stockholders, MET Holdings and William M. Daugherty. As a result of this distribution, Arbor no longer beneficially owns any of the capital stock of the Company.

         The securities that can be voted at the Annual Meeting consist of the outstanding shares of Common Stock as well as the shares of Series A Preferred Stock of the Company sold pursuant to the Unit Purchase Agreement. Each share of Common Stock entitles its holder to one vote on each matter presented to the stockholders. Each share of Series A Preferred Stock entitles its holder to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series A Preferred Stock could be converted on the Record Date (as defined below) pursuant to the provisions of the Company's Certificate of Incorporation.

         The close of business on March 20, 1997 has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were approximately 220 holders of Common Stock and five holders of Series A Preferred Stock. The number of shares of Common Stock outstanding on the Record Date was 2,211,961, and the total number of shares of Common Stock into which the Series A Preferred Stock would convert on that date was 756,360. The Common Stock and the Series A Preferred Stock, which will vote together as one class with respect to the proposals presented for stockholder approval in this Proxy Statement, are collectively referred to as the

"Company's Voting Securities," and references to percentages of the Company's Voting Securities are calculated on the basis of 2,968,321 shares of Common Stock, the sum of the 2,211,961 outstanding shares of Common Stock and the 756,360 shares of Common Stock into which the outstanding Series A Preferred Stock could be converted on the Record Date. On the Record Date, the Company's largest stockholder, MET Holdings, held 1,433,081 shares of Common Stock, or 64.8% of the outstanding shares of Common Stock and 48.75% of the Company's Voting Securities outstanding on that date.

         The presence, in person or by proxy, of at least a majority of the stock of the Company issued and outstanding and entitled to vote at the meeting is necessary to constitute a quorum at the Annual Meeting. Stockholders' votes will be tabulated by the person appointed by the Board of Directors to act as inspector of election for the Annual Meeting. Under the Company's Bylaws, directors are elected by a plurality of votes cast by the shares entitled to vote in the election of directors. Unless otherwise required by the General Corporation Law of the State of Delaware, the Certificate of Incorporation or the Bylaws, the Company's Bylaws provide that any other matter put to a stockholder vote shall be decided by the affirmative vote of a majority of the votes cast on the matter. As discussed below, certain proposals to be voted upon by the Company's stockholders that are presented in this Proxy Statement require a higher vote for stockholder approval.

         Pursuant to the Company's  Certificate of  Incorporation,  amendment of
Article 4 of the Certificate of Incorporation requires the affirmative vote of the holders of at least a majority of the outstanding shares of stock of the Company entitled to vote thereon at the Annual Meeting. MET Holdings has advised the Company that it intends to vote all shares of Common Stock beneficially owned by it in favor of the proposal amending Article 4 of the Certificate of Incorporation. Each of the holders of the Series A Preferred Stock is obligated by the terms of the Unit Purchase Agreement to vote in favor of this proposal. MET Holdings and the holders of the Series A Preferred Stock collectively beneficially own 73.8% of the Company's Voting Securities entitled to vote at the Annual Meeting. Consequently, approval of this amendment of the Certificate of Incorporation is assured.

         Pursuant to the Company's  Certificate of  Incorporation,  amendment of
Article 8 of the Certificate of Incorporation requires the affirmative vote of the holders of at least 66-2/3 percent of the outstanding shares of stock of the Company entitled to vote thereon at the Annual Meeting. MET Holdings has advised the Company that it intends to vote all shares of Common Stock beneficially owned by it in favor of the proposal amending Article 8 of the Certificate of Incorporation. Each of the holders of the Series A Preferred Stock is obligated by the terms of the Unit Purchase Agreement to vote in favor of this proposal. MET Holdings and the holders of the Series A Preferred Stock collectively beneficially own 73.8% of the Company's Voting Securities entitled to vote at the Annual Meeting. Consequently, approval of this amendment of the Certificate of Incorporation is assured.

         Pursuant to the Company's  Certificate of  Incorporation,  amendment of
Article 11 of the Certificate of Incorporation requires the affirmative vote of the holders of at least 80 percent of the outstanding shares of stock of the Company entitled to vote thereon at the Annual Meeting. MET Holdings has advised the Company that it intends to vote all shares of Common Stock beneficially owned by it in favor of the proposal amending Article 11 of the Certificate of Incorporation. The holders of the Series A Preferred Stock are not obligated by the terms of the Unit Purchase Agreement to vote in favor of this proposal. MET Holdings beneficially owns 48.75% of the Company's Voting Securities entitled to vote at the Annual Meeting.

         Abstentions and broker non-votes will be treated as shares that are present, or represented, and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Broker non-votes and abstentions will not be counted in determining the number of votes cast in connection with any matter presented at the Annual Meeting.

         The presence of a stockholder at the Annual Meeting will not automatically revoke the stockholder's proxy. However, any stockholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of TeleBanc a written notice of revocation, by delivering to TeleBanc a duly executed proxy bearing a later date, or by attending the Annual Meeting and giving the Secretary notice of his or her intention to vote in person.

         A copy of the Annual Report to Stockholders for the fiscal year ended December 31, 1996 accompanies this Proxy Statement, and is incorporated by reference herein. TeleBanc has filed an Annual Report on Form 10-K for its fiscal year ended December 31, 1996 with the Securities and Exchange Commission (the "Commission"). Stockholders may obtain, free of charge, a copy of the Annual Report on Form 10-K by writing to TeleBanc Financial Corporation, 1111 North Highland Street, Arlington, Virginia 22201, Attention: Investor Relations.


             STOCK OWNED BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following tables set forth certain information regarding the beneficial ownership of the Company's Common Stock and Series A Preferred Stock as of the Record Date by (i) any person known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities, (ii) each director and person nominated to be a director, (iii) the Chief Executive Officer and each of the other executive officers whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 1996 (the "Named Executive Officers"), and (iv) all directors and executive officers as a group. The tables also reflect the options that have been previously granted, including those granted under the Company's 1997 Stock Option Plan, which is subject to stockholder approval at the Annual Meeting.

         The information in the tables is based on information from the named persons regarding ownership of Common Stock and Series A Preferred Stock. Unless otherwise indicated, each stockholder has sole voting and investment power as to all shares listed as beneficially owned by such person.

         Under the rules of the Commission, a person is deemed a "beneficial owner" of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. More than one person may be deemed to be a beneficial owner of the same securities.

SECURITY OWNERSHIP OF THE COMPANY'S SECURITIES

                                                                     AMOUNT AND         PERCENTAGE OF: CLASS
                                                                      NATURE OF             OUTSTANDING/
TITLE                                                                BENEFICIAL               COMPANY'S
OF CLASS      NAME OF BENEFICIAL OWNER                                OWNERSHIP          VOTING SECURITIES (a)
--------      ------------------------                                ---------          ---------------------


Series A      Conning Insurance Capital Limited                          4,719                25.03% / 6.38%
Preferred      Partnership III
Stock         c/o Conning & Company
              CityPlace II, 185 Asylum Street
              Hartford, CT  06103

              Conning Insurance Capital International                     667                  3.54% / 0.90%
               Partners III, L.P.
              c/o Conning & Company
              CityPlace II, 185 Asylum Street
              Hartford, CT  06103

              General American Life Insurance Company                    1,539                 8.16% / 2.08%
              700 Market Street
              St. Louis, MO  63101

              PC Investment Company                                      6,925                36.74% / 9.36%
              401 Theodore Fremd Avenue
              Rye, NY  10580

              The Northwestern Mutual Life Insurance                     5,000                26.53% / 6.76%
               Company
              720 East Wisconsin Avenue
              Milwaukee, WI  53202

----------
(a) For purposes of voting at the Annual Meeting, each share of Series A Preferred Stock has 40.12519 votes, based on its conversion into an equivalent number of shares of Common Stock. Accordingly, the percentages reflected include (i) the percentage of Series A Preferred Stock outstanding and (ii) the percentage of the Company's Voting Securities beneficially owned, giving effect to the voting rights held by the owners of Series A Preferred Stock for purposes of voting at the Annual Meeting.

                                                                        Amount and          Percentage of: Class
                                                                        Nature of               Outstanding/
Title                                                                   Beneficial               Company's
of Class      Name of Beneficial Owner                                   Ownership          Voting Securities (a)
--------      ------------------------                                   ---------          ---------------------
Common        MET Holdings Corporation                                  1,433,081           64.78%    / 48.28%
Stock         405 Park Avenue, Suite 1104
              New York, NY 10022 (b)

              David A. Smilow                                             205,365 (c)        8.50%    /  6.48%

              Mitchell H. Caplan                                          205,365 (c)        8.50%    /  6.48%

              David R. DeCamp                                              16,000 (d)          *      /    *

              Arlen W. Gelbard                                             10,000 (d)          *      /    *

              Dean C. Kehler                                                   -- (e)         n/a     /   n/a

              Steven F. Piaker                                                 -- (f)         n/a     /  7.28%

              Mark Rollinson                                               18,000 (d)          *      /    *

              Michael A. Smilow                                                -- (g)          *      /    *

              Aileen Lopez Pugh                                            42,100 (h)        1.87%    /  1.40%

              Directors and Executive Officers as a group
              (9 individuals)                                             496,830 (i)       18.42%    / 20.64% (j)

              TeleBanc Employee Stock Ownership Plan                       67,600            3.06%    /  2.28%

----------

*    Less than 1%.
(a) For purposes of voting at the Annual Meeting, each share of Series A Preferred Stock has 40.12529 votes, based on its conversion into an equivalent number of shares of Common Stock. Accordingly, the percentages reflected include (i) the percentage of Common Stock outstanding and (ii) the percentage of the Company's Voting Securities beneficially owned, giving effect to the voting rights held by the owners of Series A Preferred Stock for purposes of voting at the Annual Meeting.
(b) MET Holdings is the predecessor savings and loan holding company of Metropolitan Bank for Savings, F.S.B. ("Metropolitan Bank"). MET Holdings organized the Company so that it could become, in March 1994, the holding company for Metropolitan Bank as part of the Company's initial public offering of debt and equity securities in 1994. Metropolitan Bank was renamed "TeleBank" in March 1996, and is a wholly owned subsidiary of the Company.
(c) Consists solely of options to acquire Common Stock, of which 63,219 are exercisable within 60 days of March 20, 1996. Messrs. D. Smilow and Caplan, including their affiliates, also hold significant ownership positions in the outstanding securities of MET Holdings. See "Security Ownership of the Company's Parent by Management."
(d) For each of Messrs. DeCamp and Rollinson, includes options to acquire 15,000 shares of Common Stock, 7,000 of which are exercisable within 60 days of March 20, 1997, and for Mr. Gelbard, includes options to acquire 10,000 shares of Common Stock, 2,000 of which are exercisable within 60 days of March 20, 1997.
(e) Dean C. Kehler is the designated director for CIBC WG Argosy Merchant Fund 2, LLC.
(f) Steven F. Piaker is the designated director for Conning Insurance Capital Limited Partnership III and Conning Insurance Capital International Partners III, L.P., which collectively own 5,386 shares of Series A Preferred Stock.
(g) Michael A. Smilow owns 110 shares, or 1.1%, of the Class A Common Stock of MET Holdings and 117 shares, or 1.4%, of the Class B Common Stock of MET Holdings.
(h)  Includes options to acquire 35,000 shares of Common Stock.
(i)  Includes options to acquire 485,730 shares of Common Stock.
(j) Includes an additional 216,114 of the Company's Voting Securities, based on the 5,386 shares of Series A Preferred Stock collectively owned by Conning Insurance Capital Limited Partnership III and Conning Insurance Capital International Partners III, L.P., for which Steven A. Piaker is the designated director.

                              ELECTION OF DIRECTORS
                                (PROPOSAL ONE)

         The Company's Bylaws provide that the Board of Directors shall consist of not fewer than six nor more than nine members. Pursuant to the Certificate of Incorporation and the Bylaws, a majority of the directors then in office may vote to fill any vacancies on the Board or any newly-created directorships. In April 1996, the Board of Directors elected Arlen W. Gelbard to fill one of the two vacancies on the Board of Directors. As discussed above, pursuant to the Unit Purchase Agreement certain holders of Series A Preferred Stock have the right to designate for nomination two members of the Board of Directors. Effective February 28, 1997, the date of the closing of the sale of Units by the Company, Dean C. Kehler and Steven F. Piaker, the designees of the holders of the Series A Preferred Stock, were appointed to fill the remaining vacancy and one newly-created directorship. Messrs. Gelbard, Kehler and Piaker are members of the class of directors whose terms expire at the 1999 annual meeting of stockholders. In March 1997, the Board of Directors created a directorship with a term expiring at this Annual Meeting, and appointed Michael A. Smilow to fill this newly-created directorship. Michael A. Smilow is the father of David A. Smilow. The Company's Board of Directors currently consists of eight members.

         The Board of Directors consists of three classes of directors with overlapping three-year terms. One class of directors is to be elected each year with terms expiring at the third succeeding annual meeting of stockholders after such election. At the Annual Meeting, three directors will be elected to hold office for three-year terms which will expire at the 2000 annual meeting of stockholders.

         Unless otherwise instructed on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of the nominee directors listed below. The Board of Directors believes that the nominees will stand for election and will serve if elected. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board of Directors may recommend. There is no cumulative voting for the election of directors. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES AS DIRECTORS OF THE COMPANY.

         The following table sets forth the names of the persons nominated by the Board of Directors for election as directors and the current directors whose terms do not expire until subsequent annual meetings. Also set forth is certain information with respect to each person's age at the Record Date, the periods during which such person has served as a director of the Company and its wholly owned subsidiary, TeleBank, and positions currently held with the Company and TeleBank. The table also sets forth certain information with respect to the Company's sole executive officer who does not also serve as a director.

                                              POSITION(S) HELD WITH         DIRECTOR      FOR TERM
NAME                        AGE              THE COMPANY AND TELEBANK         SINCE       TO EXPIRE
----                        ---              ------------------------         -----       ---------

THE NOMINEES:
David R. DeCamp (1)(2)      37    Director of the Company and TeleBank        1993 (3)      2000
Mark Rollinson (1)          60    Director of the Company and TeleBank        1992 (3)      2000
Michael A. Smilow           59    Director of the Company and TeleBank        1997          2000


                                                      POSITION(S) HELD WITH                 DIRECTOR      FOR TERM
NAME                               AGE              THE COMPANY AND TELEBANK                  SINCE       TO EXPIRE
----                               ---              ------------------------                  -----       ---------

CONTINUING DIRECTORS:
David A. Smilow                    35    Chairman of the Board and Chief Executive           1989 (3)         1998
                                         Officer of the Company; Chairman of the Board
                                         and Chief Risk Management Officer of TeleBank
Mitchell H. Caplan                 39    Vice Chairman of the Board and President of         1994             1998
                                         the Company; Vice Chairman, President and
                                         Chief Executive Officer of TeleBank
Arlen W. Gelbard (1)(2)            39    Director of the Company and TeleBank                1996             1999
Dean C. Kehler (1)(2)(4)           40    Director of the Company and TeleBank                1997             1999
Steven F. Piaker (1)(2)(4)         34    Director of the Company and TeleBank                1997             1999

EXECUTIVE OFFICER:
Aileen Lopez Pugh                  29    Executive Vice President - Chief Financial
                                         Officer/Treasurer of the Company and TeleBank

----------

(1) Member of the compensation committees of the Company and TeleBank (together, the "Compensation Committee") and the stock option committee of the Company (the "Stock Option Committee").
(2) Member of the audit and compliance committees of the Company and TeleBank (together, the "Audit and Compliance Committee").
(3)  For the years prior to 1994, includes service as a director of TeleBank.
(4) Nominated as a director pursuant to the Unit Purchase Agreement, as described above.

Director Nominees

         David R. DeCamp has been a director of the Company since its formation in 1994, and a director of TeleBank since 1992. Mr. DeCamp, a Senior Vice President of Grubb & Ellis, is currently employed as a commercial real estate broker. From 1988 to 1996, Mr. DeCamp was employed as a commercial real estate broker by Cassidy & Pinkard, Inc. Mr. DeCamp is the Chairman of the audit and compliance committees of the Company and TeleBank.

         Mark Rollinson has been a director of the Company since its formation in 1994, and a director of TeleBank since 1992. He is a self-employed attorney, and has been practicing law in the Leesburg, Virginia area since 1982.

         Michael A. Smilow has been a director of the Company and TeleBank since March 1997. Mr. Smilow served as the Executive Vice President of Fannie Mae from 1984 to 1993, and also served as Chief Credit Officer and Chief Operating Officer. He was responsible for establishing and monitoring credit policies for Fannie Mae's product and customer relationships. He also served as a member of Fannie Mae's policy and management committees. Mr. Smilow currently serves as a mortgage consultant.

Continuing Directors and Executive Officer

         David A. Smilow is the Chairman of the Board and Chief Executive Officer of the Company and MET Holdings and the Chairman of the Board and Chief Risk Management Officer of TeleBank. Prior to January 1994, Mr. Smilow served as President of TeleBank. Since 1992, Mr. Smilow has been a director and the Treasurer of Arbor. Between 1987 and 1989, Mr. Smilow was an associate in

Goldman Sachs' Mortgage Capital Markets Group. From 1984 to 1987, Mr. Smilow worked as a bond trader with Drexel Burnham Lambert.

         Mitchell H. Caplan is the Vice Chairman of the Board and President of the Company and MET Holdings and Vice Chairman, President and Chief Executive Officer of TeleBank. He is also a co-founder of Arbor, where he has served as Vice President and director since Arbor's inception in 1992. From 1990 until December 1993, Mr. Caplan was a member of the law firms of Danziger & Caplan and Zuckerman & Gore, where he represented and advised private and public commercial institutions, including MET Holdings. From 1985-1990, he practiced law with Shearman & Sterling in New York City.

         Arlen W. Gelbard is a member of the law firm of Hofheimer Gartlir & Gross, LLP, New York, New York where he has specialized in transactional real estate, lending, leasing, foreclosures and workouts since 1982. Mr. Gelbard is a member of the New York State Bar Association and American Bar Association. Mr. Gelbard has been a director of the Company since April 1996, when he was elected by the Company's Board of Directors to fill one of the vacancies on the Board of Directors of the Company and TeleBank. Mr. Gelbard is the Chairman of the compensation committees of the Company and TeleBank.

         Dean C. Kehler has been a Managing Director of CIBC Wood Gundy Securities and co-head of the High Yield Group since August 1995. From February 1990, Mr. Kehler was a founding partner and Managing Director of The Argosy Group, L.P., which was acquired by CIBC Wood Gundy in August 1995. Mr. Kehler has extensive experience in all areas of high yield finance, mergers and acquisitions and corporate restructuring.

         Steven F. Piaker is a Senior Vice President and Partner of Conning & Company, a provider of asset management, private equity capital, corporate finance services and research to the insurance and financial services industry. Prior to joining Conning & Company, he was a Senior Vice President of Conseco where he was involved in the formation of Conseco, the raising of funds, leveraged buyouts and private placement investments.

         Aileen Lopez Pugh serves as Executive Vice President - Chief Financial Officer/Treasurer of the Company and TeleBank. Prior to joining management, Ms. Pugh served as a director from 1993 to 1994. From December 1993 to May 1994, she served as a consultant to MET Holdings in connection with the organization of the Company and its initial public offering. From 1989 through 1992, Ms. Pugh, a certified public accountant, was an auditor with KPMG Peat Marwick.

BOARD OF DIRECTORS' COMMITTEES AND NOMINATIONS BY SHAREHOLDERS

         Each of the Board of Directors of the Company and TeleBank has a compensation committee and an audit and compliance committee. The committees of the Boards of the Company and TeleBank are comprised of the same members and meet simultaneously. In 1996, the members of the Compensation Committee of the Company and TeleBank were David R. DeCamp and Mark Rollinson and as of April 1996, Arlen W. Gelbard. In 1996, the members of the Audit and Compliance Committee of the Company and TeleBank were David R. DeCamp and Arlen W. Gelbard. Effective February 28, 1997, Dean C. Kehler and Steven F. Piaker were elected as members of the Compensation Committee and Audit and Compliance Committee of the Company and TeleBank. In addition, the Company has a Stock Option Committee, which consists of the same members as the Compensation Committee, to administer the 1997 Stock Option Plan. The Compensation Committee establishes compensation for directors, reviews compensation for all executive officers on an annual basis and reviews the overall bonus plan offered to all employees of the Company and TeleBank. The Audit and Compliance Committee reviews TeleBank's compliance with regulatory matters and reviews the scope of the internal auditors and the independent annual audit. It also reviews the independent accountants' letter to management concerning the effectiveness of the Company's internal financial and accounting controls and management's response to the letter. In addition, the Audit and Compliance Committee reviews and recommends to the Board of Directors the firm to be engaged as the Company's independent accountants. The Audit and Compliance Committee may also examine and consider other matters relating to the financial affairs of the Company and TeleBank as it determines appropriate. In 1996, the Compensation Committee and the Audit and Compliance Committee met five and four times, respectively.

         During the year ended December 31, 1996 the Board of Directors of the Company held 11 meetings. No director attended fewer than 75 percent of the aggregate of the total number of meetings of the Board of Directors held during the period for which he was a director and the total number of meetings held by all committees of the Board of Directors on which he served during the periods that he served.

         The Board of Directors acts as a nominating committee for selecting nominees for election as directors. TeleBanc's Bylaws also permit stockholders eligible to vote for the election of directors at the Annual Meeting to make nominations for directors if such nominations are made pursuant to timely notice in writing to the Secretary of the Company. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company no later than the date designated for receipt of stockholder proposals in a prior public disclosure by the Company. If there has been no such prior public disclosure, notice must be delivered or mailed to and received at the Company's principal executive offices not less than 60 days nor more than 90 days prior to the date of the meeting, provided that at least 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders. If less than 70 days' notice or prior public disclosure of the date of the Annual Meeting is given or made to stockholders, notice by the stockholder to be timely must be received by the Company not later than the close of business on the 10th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. A stockholder's notice of nomination must also set forth certain information specified in Section 3.5 of TeleBanc's Bylaws concerning each person the stockholder proposes to nominate for election and the nominating stockholder.

COMPENSATION OF DIRECTORS

         Non-employee directors of the Company receive $750 for each Company board and committee meeting attended, and non-employee directors of TeleBank receive $750 for each TeleBank board or committee meeting attended. In addition, non-employee directors are reimbursed for travel costs and other out-of-pocket expenses incurred in attending such meeting. Annual directors' fees are capped at $3,000 per board member of the Company, and $12,000 per board member of TeleBank.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table sets forth the compensation earned during the periods indicated for the Named Executive Officers. The Company does not have any stock appreciation rights ("SARs").

                           SUMMARY COMPENSATION TABLE
                                                                                   LONG-TERM
                                                       ANNUAL COMPENSATION        COMPENSATION AWARDS
                                                                                     SECURITIES
NAME AND                                                                             UNDERLYING               ALL OTHER
PRINCIPAL POSITION                           YEAR    SALARY ($)(a)  BONUS ($)           OPTIONS (#)        COMPENSATION ($)(b)
------------------                           ----    -------------  ---------           -----------        -------------------
David A. Smilow, Chairman and
   Chief Executive Officer of the
   Company and Chairman and                  1996    $ 205,000    $ 188,000                  ---               $ 15,000
   Chief Risk Management Officer             1995      205,000      150,000                  ---                 15,000
   of TeleBank                               1994      180,000       75,000(c)           105,365                 15,000

Mitchell H. Caplan, Vice Chairman
    and President of the Company and         1996      205,000      188,000                  ---                 15,000
    Vice Chairman, President and             1995      205,000      150,000                  ---                 15,000
    Chief Executive Officer of TeleBank      1994      180,000      125,000(c)           105,365                 15,000

Aileen Lopez Pugh, Executive Vice            1996       75,000       60,000               15,000                 13,500
    President - Chief Financial Officer/     1995       75,000       60,000                5,000                 13,500
    Treasurer of the Company                 1994       18,735(d)    10,000                5,000                   ---
    and TeleBank

----------
(a)  Salary earned from the Company and TeleBank.
(b) Dollar value of contributions by TeleBank to each officer's account in the Company's ESOP (defined below).
(c) Mr. D. Smilow's and Mr. Caplan's 1994 bonuses reflects $75,000 for bonuses not paid until the first quarter of 1995 as they were contingent upon the successful completion of the restructuring of an asset. Mr. Caplan also received a $50,000 bonus from TeleBank in 1994 upon becoming President.
(d)  Ms. Pugh joined the Company and TeleBank in August 1994.

STOCK OPTIONS

         Option Grants. The following table contains information with respect to grants of stock options for Common Stock to the sole Named Executive Officer who received options during 1996. All such grants were made under the Company's 1994 Stock Option Plan. The Company does not have any SARs.

                              OPTION GRANTS IN 1996
                                                                                       Potential Realizable Value
                                                                                       at Assumed Annual Rates of
                                                                                      Stock Price Appreciation for
                               Individual Grants (a)                                         Option Term (b)
--------------------------------------------------------------------------------------------------------------------
                                         % of Total Options
                          Number of            Granted
                     Securities Underlying  to Employees Exercise or Base  Expiration
Name                  Options Granted (#)  in Fiscal Year  Price ($/Sh)       Date          5%  ($)      10% ($)
----                  ------------------- ------------------------------     ------         -------      -------
Aileen Lopez Pugh             15,000            29.7%         $7.75          2/15/06        $73,109     $185,273

----------
(a) Option grants were made on February 15, 1996, with 20% immediately exercisable and 20% becoming exercisable in each subsequent year through 2000.
(b) The dollar amounts under these columns are the result of calculations at the 5% and 10% assumed annual growth rates mandated by the Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the Company's Common Stock price.

         Option Exercises and Holdings. The Named Executive Officers did not exercise any stock options during 1996. The following table presents information with respect to outstanding options held by the Named Executive Officers at year-end 1996. There are no outstanding SARs.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                           Number of Securities
                                                      Underlying Unexercised Options        Value of Unexercised
                                                                    at                      In-the-Money Options
                                                                FY-End (#)                   at FY-End ($) (1)
                                                                ----------                   -----------------

                          Shares
                       Acquired on        Value
Name                   Exercise (#)    Realized ($)     Exercisable    Unexercisable    Exercisable     Unexercisable
----                   ------------    ------------     -----------    -------------    -----------     -------------

David A. Smilow             ---              ---          63,219           42,146       $  412,787      $  275,191
Mitchell H. Caplan          ---              ---          63,219           42,146          412,787         275,191
Aileen Lopez Pugh           ---              ---           9,000           16,000           60,500          96,375

----------
(1) Based on last reported sale price of the Company's Common Stock on December 31, 1996 of $13.25 per share and applicable per share exercise price for the options. The option grants with respect to the Named Executive Officers were granted with 20% immediately exercisable and 20% becoming exercisable in each subsequent year for five years. For each of Messrs. D. Smilow and Caplan, 42,617 options were granted on April 28, 1994 with an exercise price of $6.125, with the remainder having an exercise price equal to $7.125. The options expire in April 2004. As for Ms. Pugh, the Company has granted a total of 25,000 options with 5,000 options granted on April 28, 1994 with an exercise price of $6.125, 5,000 options granted on February 15, 1995 with an exercise price of $5.50 and 15,000 options granted on February 15, 1996 with an exercise price of $7.75. The options expire in April 2004, February 2005 and February 2006, respectively.

PENSION PLAN AND EMPLOYEE STOCK OWNERSHIP PLAN

         The Company has adopted and is the sponsor of a combined stock bonus and money purchase pension plan that constitutes an "employee stock ownership plan" under applicable law (the "ESOP"), that was originally established by MET Holdings. Employees of TeleBank who have completed six months of service are eligible to participate in the ESOP. The Company's and TeleBank's total contributions to the ESOP, which are reflected in compensation expense, were $224,000, $210,000 and $104,000 for the years ending December 31, 1996, 1995 and
1994, respectively.

         Under  the  ESOP,  each  Employer  (defined  to  include  the  Company,
TeleBank, and MET Holdings) is obliged annually to contribute 10% of the aggregate compensation that such Employer pays to eligible participants. The required contribution is allocated to the individual ESOP accounts of eligible participants based on a uniform percentage of compensation. A participant who is not an employee of the Employer on the last day of the plan year (December 31) or who completes less than 500 hours of service during the plan year is not an eligible participant. The Employer is also required to make contribution to the extent necessary to pay debt service on any funds borrowed by the ESOP to finance the purchase of Employer stock. Otherwise, additional contributions are at the discretion of the Board of Directors.

         Contributions may be paid either in cash or in common stock of the Company or MET Holdings. From time to time, the ESOP may purchase additional shares of common stock of the Company or MET Holdings through the purchase of outstanding shares in the market or from individual stockholders, upon the original issuance of additional shares, or upon the sale of treasury shares, by the Company or MET Holdings. Under its terms, the ESOP may borrow funds to finance purchases of common stock. As of December 31, 1996, the Company had notes receivable of $305,000 to the ESOP to finance the purchase of approximately 60,000 shares of TeleBanc common stock and 310 preferred shares of MET Holdings.

         The Board of Directors of the Company appointed a committee to administer the ESOP. On major corporate issues, participants in the ESOP are permitted to direct the trustees as to the voting of shares of MET Holdings common stock allocated to their accounts; otherwise the trustees of the Plan have sole discretion as to the voting of such stock held by the ESOP, so long as such stock is not required to be registered under section 12 of the Securities Exchange Act of 1934. Shares of TeleBanc Common Stock have been allocated to participants' accounts and are voted by the trustees in accordance with the directions of participants on all matters. Unallocated shares will be voted by the trustees in their sole discretion. Messrs. D. Smilow, Caplan and Emidio Morizio, an employee of TeleBanc Capital Markets, Inc., a wholly-owned subsidiary of the Company, serve as trustees of the ESOP. Participant accounts vest at the rate of 20% for each year of service, so that accounts become 100% vested after five years of service. Vesting will be accelerated upon retirement, death, disability, or when the participant reaches the age of 65. The Company, MET Holdings or the ESOP may have a right of first refusal as to MET Holdings common stock distributed to participants, and participants will have the right to "put" to MET Holdings shares of MET Holdings stock that are distributed to them under the ESOP, so long as such stock is not publicly traded on an established securities market.

REPORT OF THE COMPENSATION COMMITTEE

         The Company's and TeleBank's compensation program is administered by the Compensation Committee comprised of five non-employee members of the Company's and TeleBank's Board of Directors. Two members of the Compensation Committee, Messrs. Kehler and Piaker, were elected to that committee effective February 28, 1997. All decisions by the Compensation Committee in relation to the compensation of executive officers are reviewed by the full Board. The Company's and TeleBank's executive compensation program provides competitive levels of compensation designed to correlate pay with the Company's and TeleBank's annual and long term performance goals. Underlying this objective are the following concepts: supporting an individual pay-for-performance policy that differentiates compensation levels based on corporate, business unit, and individual performance; motivating key senior officers to achieve strategic business objectives and rewarding them for that achievement; providing compensation opportunities which are competitive to those offered in the marketplace, thus allowing the Company to compete for and retain talented executives who are critical to the Company's and TeleBank's long term success; and aligning the interest of executives with the long term interests of the Company's stockholders.

         Executive compensation consists of three components: base salary; annual incentive bonus; and stock options. It is the Company's compensation policy to pay a combination of salary and highly incentive-based compensation consisting of bonuses based on overall Company performance and individual performances.

         During the fourth quarter of 1996, the Compensation Committee reviewed in detail the base salaries for executive officers for fiscal 1997. In light of TeleBank's performance and the salary levels of institutions with similar operations, the Compensation Committee recommended that TeleBank should continue its policy of compensation based on a combination of salary and highly incentivized additional compensation consisting of bonuses based on overall Company and individual performance.

         The Compensation Committee awards bonuses, which bonuses are awarded annually based on overall corporate performance and include financial results and regulatory compliance. All Company and TeleBank employees are eligible for bonus awards under this plan except for Messrs. D. Smilow and Caplan, whose bonuses, if any, are determined according to the discretion of the Compensation Committee. In addition, the Compensation Committee reviews the compensation of all executive and senior officers.

         Base salaries and bonuses for executive officers were reviewed in detail by the Compensation Committee at its January 1997 meeting. In determining the base salaries, the Compensation Committee considered various industry sources such as Don Richards Associates' Washington Area Accounting Compensation Survey and SNL Executive Compensation Reviews for Thrift Institutions and for Commercial Banks. In addition, the Compensation Committee considered the improved financial performance in 1996 and expectations for 1997 in setting 1997 base salaries.

         The Company maintains a stock option plan to provide long-term incentives to key employees, including executive officers, through the grant of stock options. The grant of stock options is intended to foster management team cohesion and align management and stockholder interests. Stock option grants provide an additional means to provide incentives for executive officers. The Company believes that the grant of stock options can be used to encourage performance that can result in enhanced stockholder value.

         In addition to the compensation paid to executive officers as described above, executive officers receive, along with and on the same terms as other employees, contributions by the Company and TeleBank pursuant to the ESOP and group term life insurance on the same terms as other employees, as well as certain other perquisites.

         CEO Compensation. David A. Smilow's 1995 and 1996 salary remained stable at $205,000, equally paid by the Company and TeleBank. The allocation reflects Mr. D. Smilow's duties on behalf of the Company including capital market strategies and maintaining the Company's investments of the funds raised thereby. The Compensation Committee increased Mr. D. Smilow's 1996 bonus

$38,000 over 1995 levels based on Company performance as measured by the 1995 and 1996 increases in net income, return on assets and return on stockholders' equity, excluding the government mandated insurance assessment. No options were granted to David A. Smilow in 1996.

                                                     Respectfully submitted,

                                                     Compensation Committee
                                                     ----------------------
                                                     Arlen W. Gelbard, Chairman
                                                     David R. DeCamp
                                                     Mark Rollinson


COMPARATIVE COMPANY PERFORMANCE

         The following chart compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock since the initial public offering completed in May 1994 with the cumulative total return on the NASDAQ Bank Index and all NASDAQ US Stocks. The comparison assumes $100 was invested on May 27, 1994 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.


                               [GRAPHIC OMITTED]


                                                        PERIOD ENDING
                                   ----------------------------------------------------------
INDEX                              5/27/94   12/31/94  6/30/95   12/31/95  6/30/96   12/31/96
---------------------------------------------------------------------------------------------
TELEBANC FINANCIAL CORPORATION     100.00     91.84     93.84    126.53    159.18    216.33
NASDAQ TOTAL RETURN INDEX          100.00    103.43    128.97    146.27    165.60    179.92
NASDAC BANKS INDEX                 100.00     93.82    113.41    139.73    147.70    184.71

INTERESTS OF CERTAIN PERSONS

         Subject to stockholder approval of the 1997 Stock Option Plan, David A. Smilow, Mitchell H. Caplan and William M. Daugherty, a Vice President of TeleBanc Capital Markets, Inc., each have been granted an option to purchase 40,000 shares of the Company's Common Stock at $13.50 per share, which options will become exercisable in three installments, each consisting of one-third of the shares covered by the option, with the first installment becoming exercisable for 30 days on February 28, 1998, and the second and third installments becoming exercisable for 30 days on February 28, 1999 and February 28, 2000, respectively so long as the optionee continues to be an employee of TeleBanc or a subsidiary on each such date. The options granted to Messrs. Caplan and Daugherty were intended to constitute incentive stock options to the extent permissible under the Internal Revenue Code. The option granted to Mr. D. Smilow was a nonqualified option. Subject to stockholder approval of the 1997 Stock Option Plan, each of Messrs. D. Smilow and Caplan have also been granted an option to purchase 60,000 shares of Common Stock at $13.50 per share, with the option exercisable immediately as to 20% of such shares and as to an additional 20% of such shares on each of the next four anniversaries of February 25, 1997, so long as the optionee continues to be an employee of TeleBanc or a subsidiary on each such anniversary.

CERTAIN TRANSACTIONS

         The Company's policy is not to enter into any transactions with officers, directors, or 5% stockholders or other affiliates of the Company unless the terms are as favorable to the Company as those generally available from unaffiliated third parties. Transactions between the Company and its affiliates will require approval by a majority of disinterested directors.

         In connection with the sale of Units pursuant to the Unit Purchase Agreement, the Company entered into the Acquisition Agreement with Arbor, MET Holdings and William M. Daugherty. MET Holdings, the Company's largest stockholder, also owns a majority of the capital stock of Arbor. Pursuant to the Acquisition Agreement, the Company acquired substantially all of the assets and liabilities of Arbor and the Company issued 162,641 shares of Common Stock to Arbor and paid Arbor $500,000. The purchase price paid by the Company was based on an independent appraisal by Corporate Finance of Washington, Inc. that valued the Arbor assets at $3.1 million. Mr. Daugherty, the other stockholder of Arbor, is the President of Arbor. Upon the acquisition of the Arbor assets, the Company issued to Mr. Daugherty an option for 24,201 shares of Common Stock (the "Daugherty Option"), which has an exercise price of $64,407.69 and is exercisable for a period of 10 years from February 28, 1997. In addition, Arbor has distributed the 162,461 shares of TeleBanc Common Stock that it received in the acquisition to its two stockholders, MET Holdings and Mr. Daugherty. Since consummation of the Arbor transaction, Mr. Daugherty has served as a Vice President of TeleBanc Capital Markets, Inc., a wholly-owned subsidiary of the Company.

         As discussed above, in February 1997, the Company completed the sale of Units pursuant to the Unit Purchase Agreement with two investment partnerships managed by Conning & Company and with General American Life Insurance Company, CIBC WG Argosy Merchant Fund 2, LLC, PC Investment Company and The Northwestern Mutual Life Insurance Company. In connection with the Unit Purchase Agreement, certain holders of the Series A Preferred Stock are entitled to designate two persons to serve as directors of the Company, who shall be nominated for election by the Company (subject to certain exceptions). Such nominees to the Board of Directors, Dean C. Kehler and Steven F. Piaker, were elected to the Board of Directors effective upon the closing of the sale of the Units by the Company on February 28, 1997.

SECURITY OWNERSHIP OF THE COMPANY'S PARENT BY MANAGEMENT

         The following table sets forth certain information as of the Record Date with respect to the beneficial ownership by the management of the Company of equity securities of the Company's parent, MET Holdings. MET Holdings has four classes of equity securities, Class A Common Stock, Class B Common Stock, 6% Class A Serial Preferred Stock ("Class A Serial Preferred Stock") and 6% Class B Serial Preferred Stock ("Class B Serial Preferred Stock"). No shares of Class A Serial Preferred Stock have been issued. The Class A Serial Preferred Stock and Class B Serial Preferred Stock have certain limited voting rights. Unless otherwise required by law, the Class B Common Stock is non-voting.

NAME                                                     EQUITY SECURITY OWNED                   PERCENT OF CLASS
----                                                     ---------------------                   ----------------
  and Chief Executive Officer of the
  Company and MET Holdings and                   4,091 (Class A Common Stock) (a)                      40.7 %
  Chairman of the Board and Chief Risk           1,641 (Class B Common Stock) (a)                      26.3
  Management Officer of TeleBank                 2,091 (Class B Serial Preferred Stock) (a)            41.8

Mitchell H. Caplan, Vice Chairman and
  President of the Company and MET                 987 (Class A Common Stock) (b)                       9.8
  Holdings and Vice Chairman, President          1,051 (Class B Common Stock) (b)                      16.8
  and Chief Executive Officer of TeleBank        1,079 (Class B Serial Preferred Stock) (b)            21.6

Michael A. Smilow, Director of the                 110 (Class A Common Stock)                           1.1
  Company and TeleBank                             117 (Class B Common Stock)                           1.4

Directors and Executive Officers                 5,188 (Class A Common Stock)                          51.6
  of TeleBanc as a group                         2,809 (Class B Common Stock)                          44.9
  (9 individuals)                                3,170 (Class B Serial Preferred Stock)                63.4

----------
(a) Includes 1,586 shares of Class A Common Stock, 980 shares of Class B Common Stock and 893 shares of Class B Serial Preferred Stock owned by Mr. D. Smilow's wife.
(b) Includes 645 shares of Class A Common Stock, 655 shares of Class B Common Stock and 1,079 shares of Class B Serial Preferred Stock, with respect to which Mr. Caplan shares beneficial ownership.

                  AMENDMENT OF CERTIFICATE OF INCORPORATION TO
            INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
             AND TO AUTHORIZE THE ISSUANCE OF NONVOTING COMMON STOCK
                                 (PROPOSAL TWO)

         Section 4.1 of the Certificate of Incorporation currently provides that the total number of shares of all classes of stock that the Company shall have the authority to issue is 4,000,000 shares, consisting of 3,500,000 shares of Common Stock and 500,000 shares of serial preferred stock. Section 4.2(a) of the Certificate of Incorporation provides that each share of Common Stock shall be identical in all respects to all the other shares of Common Stock. The proposed amendment to Article 4 of the Certificate of Incorporation is to increase the authorized number of shares of Common Stock from 3,500,000 to 8,500,000 and to authorize the issuance of Nonvoting Common Stock. The text of the proposed amendment is set forth at Exhibit A to this Proxy Statement, and the following discussion of the proposed amendment is qualified in its entirety by reference to Exhibit A.

Increase in the Number of Shares of Authorized Common Stock

         Of the 3,500,000 presently authorized shares of Common Stock, 2,211,961 were issued and outstanding on the Record Date, and a total of 2,385,624 shares were required to be reserved for issuance for the following purposes: 437,230 for stock options, 345,000 for warrants issued in connection with the Company's initial public offering in 1994 ("Initial Warrants"), 198,088 for the Warrants, 205,563 the Contingent Warrants and 1,199,743 for the potential conversion of the Preferred Stock. Accordingly, the Company does not have sufficient Common Stock to meet all of its existing obligations. Also, subject to the approval by stockholders of Proposal Five, the Company will be required to reserve an additional 440,000 shares for options. Of the 500,000 presently authorized shares of serial preferred stock, on the Record Date, 18,850 shares of Series A Preferred Stock, 4,050 shares of Series B Preferred Stock and 7,000 shares of Series C Preferred Stock were issued and outstanding, and 11,050 shares of Series A Preferred Stock and 25,850 shares of Series B Preferred Stock were reserved for issuance with respect to the potential conversion of Preferred Stock. On the Record Date, 470,100 shares of authorized but not outstanding and unreserved shares of serial preferred stock remained available for future issuance.

         The Company has made an affirmative covenant in the Unit Purchase Agreement to obtain stockholder approval of this amendment. As discussed above, the current number of authorized but unissued shares of Common Stock is insufficient to permit the issuance of all of the shares of Common Stock (whether voting or nonvoting) called for in connection with stock options, the exercise of the Initial Warrants, the Warrants and the Contingent Warrants and the conversion of the Preferred Stock. Additionally, the Board of Directors believes that the proposed increase in the authorized shares of Common Stock in excess of the number of shares necessary for a Preferred Stock conversion and the exercise of the Initial Warrants, the Warrants and the Contingent Warrants is desirable to enhance the Company's flexibility in connection with possible future actions, such as use in employee benefit plans, stock splits, stock dividends, financings, the raising of additional capital through a potential public offering or private placement, possible future mergers or acquisitions, and other general corporate purposes. The unissued and unreserved shares of Common Stock and serial preferred stock will be available for issuance for any proper corporate purpose, as authorized from time to time by the Board of Directors, without further approval of stockholders of the Company, except as otherwise required by law. Elimination of the delay occasioned by the necessity of obtaining stockholder approval will better enable the Company to engage in financing transactions and acquisitions which take full advantage of changing market conditions. The Company is not presently engaged in any negotiations concerning the issuance of any shares of the additional authorized Common Stock, nor are there any present arrangements, understandings or plans concerning the issuance of such shares, apart from the transactions described in this Proxy Statement.

         As a Delaware corporation, the Company is taxed on its authorized capital stock. In general, the annual franchise tax is $90 on the first 10,000 shares and the further sum of $50 on each 10,000 shares or part thereof. Currently, the Company's annual franchise tax is $17,540. Increasing the number of authorized shares of Common Stock to 8,500,000 will result in an annual franchise tax of $42,540. TeleBanc stockholders do not have any preemptive or stock purchase rights to purchase additional shares of TeleBanc stock, whether now or hereafter authorized. Further issuances of additional shares of Common Stock or serial preferred stock or securities convertible into such stock may have a dilutive effect on existing stockholders.

         In the event of a proposed merger, tender offer or other attempt to gain control of the Company of which management does not approve, it might be possible for the Board of Directors to authorize the issuance of shares of Common Stock or serial preferred stock in a transaction that could have the effect of frustrating or impeding such takeover attempt. The Board of Directors has no current intention to issue authorized but unissued shares for such purpose. The Board of Directors is not aware of any specific effort to accumulate the Company's capital stock in order to obtain control of the Company by means of a merger, tender offer or otherwise.

         If the proposed amendment is approved, after reservation for stock options, the exercise of the Initial Warrants, the Warrants and the Contingent Warrants, and the potential future conversion of the Preferred Stock, 748,651 shares of Common Stock would be available for issuance.

Authorization of Issuance of Nonvoting Common Stock

         Pursuant to the Unit Purchase Agreement, the Company has agreed to obtain stockholder approval of the issuance of authorized shares of the Company's Common Stock as Nonvoting Common Stock. The Unit Purchase Agreement and the Certificate of Incorporation provide that Nonvoting Common Stock must be available for issuance in certain instances in connection with the Preferred Stock. The purpose of the Nonvoting Common Stock is to permit one of the purchasers in the Unit Purchase Agreement to convert its shares of Series C Preferred Stock into a form of Common Stock. That purchaser, CIBC WG Argosy Merchant Fund 2, LLC, is subject to regulatory limitations as to the ownership of voting stock. The Company's Certificate of Incorporation provides that shares of the Company's Series C Preferred Stock may be converted into shares of Nonvoting Common Stock at any time. The number of shares of Nonvoting Common Stock into which shares of the Series C Preferred Stock shall be converted is the product obtained by multiplying the Applicable Conversion Rate (as defined) by the number of shares being converted at any time. Also, the Certificate of Incorporation provides that if a dividend is payable in voting Common Stock or other securities of the Company that are voting securities, the Company must make available to each holder of Preferred Stock, at such holder's request, dividends consisting of nonvoting securities of the Company that are otherwise identical to the voting securities. On the Record Date, there were 18,850 shares of Series A Preferred Stock, 4,050 shares of Series B Preferred Stock and 7,000 shares of Series C Preferred Stock issued and outstanding. Although the Company has no specific plans at this time, the Board of Directors could issue Nonvoting Common Stock in connection with possible acquisitions, dividends, convertible debt issuances, employee incentive programs and public and private offerings that are not related to the Unit Purchase Agreement.

         Holders of Nonvoting Common Stock will be entitled to receive notice of meetings of the Company's stockholders, but will have no voting rights on any matter or thing (including the election of directors) unless otherwise required by law. Each share of Nonvoting Common Stock may be converted into one fully paid and nonassessable share of voting Common Stock upon the occurrence of certain events: (i) any sale to the public in a widely dispersed offering (including a public offering of stock), (ii) any disposition of no more than 2% of the Company's outstanding voting securities pursuant to Rule 144 or Rule 144A promulgated under the Securities Act of 1933, as amended, (iii) certain transfers pursuant to a right of first refusal set forth in transfer restriction agreements executed in connection with the Unit Purchase Agreement, or (iv) certain transfers in a single transaction to an independent third party who acquires at least a majority of the Company's voting stock without regard to the transfer of such securities. No stockholder approval would be necessary to effect the conversion of Nonvoting Common Stock into Common Stock if a holder of Nonvoting Common Stock were to exercise its conversion privilege.

         If the proposed amendment is approved, the Board of Directors may issue authorized shares of Nonvoting Common Stock without further approval of the Company's stockholders unless such approval is required for a particular transaction by applicable law or regulations. Stockholders of the Company do not have any preemptive rights to subscribe for any shares of Nonvoting Common Stock that may be issued.

         The creation of Nonvoting Common Stock is not intended to have an anti-takeover effect. The proposed amendment to the Certificate of Incorporation is not part of a plan by the Board of Directors to adopt a series of anti-takeover measures. The Company's Board of Directors does not presently intend to propose any additional measures designed to discourage any unfair or unnegotiated takeovers apart from the three amendments to the Certificate of Incorporation proposed in this Proxy Statement and those measures that previously have been adopted, but reserves the right to propose and adopt additional measures if the Board of Directors determines that such measures are in the best interests of the Company and its stockholders.

VOTE REQUIRED

         Adoption of the proposed amendment of Article 4 of the Certificate of Incorporation requires the affirmative vote of the holders of at least a majority of the outstanding shares of stock of the Company entitled to vote thereon at the Annual Meeting. MET Holdings has advised the Company that it intends to vote all shares of Common Stock beneficially owned by it in favor of this proposal. Each of the holders of Series A Preferred Stock is required by the terms of the Unit Purchase Agreement to vote in favor of this proposed amendment. MET Holdings and the holders of the Series A Preferred Stock collectively beneficially own 73.8% of the Company's Voting Securities. Consequently, approval of the amendment of Article 4 of the Certificate of Incorporation is assured.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK AND TO AUTHORIZE THE ISSUANCE OF NONVOTING COMMON STOCK.


                  AMENDMENT OF CERTIFICATE OF INCORPORATION TO
                   REVISE TWO CURRENT ANTI-TAKEOVER PROVISIONS
                           (PROPOSALS THREE AND FOUR )

         The Company's Certificate of Incorporation currently includes a number of provisions, so-called "anti-takeover" provisions, intended to protect the Company's stockholders in the event of a takeover attempt that, in the opinion of the Board of Directors, may not be in the best interests of the Company's stockholders. These proposals are intended to enhance management's bargaining power against potential bidders. However, they were adopted in connection with the Company's initial public offering in 1994, and in contemplation of the Company's securities being widely held. That is not the case. Furthermore, in the sale of Units pursuant to the Unit Purchase Agreement, the limitations on the amount of "Voting Stock" which constitutes "Control" for purposes of Article 8 has the effect of limiting the amount of Voting Stock which can be held by a purchaser thereunder. The Company agreed to amend this limitation in Article 8, as well as to amend Article 11, because the Board of Directors believes that these current provisions need to be revised in order to allow the Company a greater measure of flexibility in corporate financing and business combination transactions. The text of the proposed amendments of Article 8 and 11 are set forth as Exhibit B and Exhibit C to this Proxy Statement, respectively, and the following discussion of the terms of the proposed amendments is qualified in its entirety by reference to Exhibit B and Exhibit C.

Proposed Amendment of Article 8 (Proposal Three)

         Article 8 of the Certificate of Incorporation currently prohibits any person from acquiring "Control" of the Company unless such acquisition has been approved in advance by 66-2/3% of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors (the "Voting Stock"). In Section 8.3 of the Certificate of Incorporation, "Control" is defined as the sole or shared power to vote or direct the voting of, or to dispose or to direct the disposition of 10 percent or more of the Voting Stock, subject to certain exceptions. Section 8.2 of the Certificate of Incorporation provides that, in addition to other penalties, if any person acquires Control in violation of Article 8, all shares of stock beneficially owned by that person in excess of 10 percent of the Company's Voting Stock shall lose their voting power.

         The Board of Directors believes that the definition of Control is unnecessarily restrictive, and should be modified by increasing the Voting Stock ownership threshold in the definition of Control from 10% to 25%. Such approval will have the immediate effect of permitting the holders of Series B

Preferred Stock (which generally is nonvoting) to convert such stock to Series A Preferred Stock (which generally votes with the Common Stock).

Proposed Amendment of Article 11 (Proposal Four)

         Article 11 of the Certificate of Incorporation currently prohibits business combinations with an "Interested Stockholder" or an affiliate or associate of such person unless such business combination has been approved by the affirmative vote of at least (i) the holders of 80% of the total number of outstanding shares of Voting Stock and (ii) the holders of two-thirds of the voting power of the outstanding shares of the Voting Stock, excluding for purposes of calculating the affirmative vote and the total number of outstanding shares under clause (ii) above all shares of Voting Stock owned by the Interested Stockholder and its affiliates and associates. An "Interested Stockholder" is defined as any person that is (i) the beneficial owner of 5 percent or more of the then outstanding Voting Stock or (ii) an affiliate of the Company that, within the two years preceding the date in question, was the beneficial owner of ten percent or more of the then outstanding Voting Stock.

         The Certificate of Incorporation further provides that this higher vote for a business combination is not required if two conditions are met: (i) that at least two-thirds of the "Continuing Directors" then in office approve the business combination and (ii) that certain price and procedure requirements are met. A "Continuing Director" is defined as a director who is unaffiliated with the Interested Stockholder and who was a director prior to the time that the Interested Stockholder became an Interested Stockholder. If the two conditions are met, the business combination need only be approved by the affirmative vote required by law and any other provision of the Certificate of Corporation. Generally, the Delaware General Corporation Law requires approval by a majority of eligible shares to approve a business combination.

         The Board of Directors believes that the higher vote for a business combination involving an Interested Stockholder may be unnecessarily restrictive if either one of the two conditions set forth in the paragraph above is met. The proposed amendment of Article 11 would require the higher vote to approve a business combination only if the business combination did not meet one or the other of these conditions.

         The proposed amendments to Articles 8 and 11 of the Certificate of Incorporation are not part of a plan by the Board of Directors to adopt a series of anti-takeover measures. The Company's Board of Directors does not presently intend to propose any additional measures designed to discourage any unfair or unnegotiated takeovers apart from the four amendments proposed in this Proxy Statement and those measures that previously have been adopted, but reserves the right to propose and adopt additional measures if the Board of Directors determines that such measures are in the best interests of the Company and its stockholders.

VOTE REQUIRED FOR AMENDMENT OF ARTICLE 8

         Adoption of the proposed amendment of Article 8 of the Certificate of Incorporation requires the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of stock of the Company entitled to vote thereon at the Annual Meeting. MET Holdings has advised the Company that it intends to vote all shares of Common Stock beneficially owned by it in favor of this proposal. Each of the holders of Series A Preferred Stock is required by the terms of the Unit Purchase Agreement to vote in favor of this proposed amendment. MET Holdings and the holders of the Series A Preferred Stock collectively beneficially own 73.8% of the Company's Voting Securities. Consequently, approval of the amendment of Article 8 of the Certificate of Incorporation is assured.

VOTE REQUIRED FOR AMENDMENT OF ARTICLE 11

         Adoption of the proposed amendment of Article 11 of the Certificate of Incorporation requires the affirmative vote of the holders of at least 80% of the outstanding shares of stock of the Company entitled to vote thereon at the Annual Meeting. MET Holdings has advised the Company that it intends to vote all shares of Common Stock beneficially owned by it in favor of this proposal. The holders of Series A Preferred Stock are not required by the terms of the Unit Purchase Agreement to vote in favor of this proposed amendment.
MET Holdings beneficially owns 48.75% of the Company's Voting Securities.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSED REVISIONS OF THESE TWO CURRENT ANTI-TAKEOVER PROVISIONS.


                     ADOPTION OF THE 1997 STOCK OPTION PLAN
                                 (PROPOSAL FIVE)

         The TeleBanc Financial Corporation 1997 Stock Option Plan (the "Plan") was adopted by the Board of Directors of TeleBanc on February 25, 1997, subject to stockholder approval at the Annual Meeting, to provide for the grant of options to purchase shares of Common Stock to employees, nonemployee directors and independent contractors of TeleBanc, its subsidiaries and affiliates. As of March 20, 1997, there were approximately 51 employees, non-employee directors and independent contractors of TeleBanc and its subsidiaries and affiliates who were eligible to participate in the Plan.

         The principal provisions of the Plan are summarized below. Such summary does not, however, purport to be complete and is qualified in its entirety by the terms of the Plan. A copy of the Plan is attached hereto as Exhibit D and is incorporated herein by reference.

         The Board of Directors of TeleBanc believes that stock options are important to attract and to encourage the continued employment and service of officers, other selected employees, non-employee directors and selected independent contractors by facilitating their acquisition of a stock interest in TeleBanc. The acquisition and holding of an equity interest in TeleBanc by such individuals is in the best interest of TeleBanc because equity ownership will even more closely align their interests with the interests of TeleBanc's stockholders.

         The adoption of the Plan is subject to stockholder approval at the Annual Meeting. TeleBanc is submitting the Plan for stockholder approval at the Annual Meeting to allow TeleBanc to obtain a tax deduction for the full amount allowable with respect to the exercise of options granted under the Plan and to provide flexibility to grant options qualifying as incentive stock options for tax purposes ("incentive options"). See "--Federal Income Tax Consequences of the Plan."

DESCRIPTION OF THE PLAN

         The Plan provides for the grant of options to employees, non-employee directors and independent contractors of TeleBanc and employees and independent contractors of any subsidiary of TeleBanc. A total of 440,000 shares of Common Stock will be reserved for issuance to employees, non-employee directors and independent contractors under the Plan, representing approximately 19.9% of the outstanding shares of Common Stock on March 20, 1997. Based on the $14.50 price of a share of Common Stock on March 31, 1997, the aggregate value of the 440,000 shares reserved for issuance under the Plan is $6.4 million.

         The Plan is administered by the Stock Option Committee, which consists of not less than two outside directors appointed by the Board of Directors. The Stock Option Committee selects the employees and independent contractors of TeleBanc and its subsidiaries and affiliates to whom options will be granted. Options covering not more than 200,000 shares of Common Stock may be granted to any employee during any calendar year. Grants of stock options contingent upon stockholder approval of the Plan have been made to certain executive officers as set out in the table below.

         The option exercise price under the Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant of the option (or 110% in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Common Stock). The maximum option term is 10 years (or five years in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Common Stock). Options become vested and exercisable at the time and to the extent provided in the option agreement related to such Option. Options become exercisable in full upon the occurrence of a change in control of TeleBanc (as defined in the Plan). Generally, for this purpose, a change in control is deemed to occur if any person (i) acquires direct or indirect beneficial ownership of at least 50% of the issued and outstanding shares of Common Stock or (ii) has the power (whether as a result of ownership of capital stock, by contract or otherwise) or ability to elect or cause the election of directors who, at the time of such election, constitute a majority of the board of directors of TeleBanc. The Stock Option Committee has the discretion to accelerate the vesting and exercisability of options.

         There is a $100,000 limit on the value of stock (determined at the time of grant) covered by incentive stock options that first become exercisable by an optionee in any calendar year. No option may be granted more than 10 years after the effective date of the Plan. Generally, during an optionee's lifetime, only the optionee (or a guardian or committee if the optionee is incapacitated) may exercise an option except that, upon approval by the Stock Option Committee, nonqualified options may be transferred to certain family members of the optionee, charitable organizations or to trusts for the benefit of such persons. Incentive stock options are non-transferable except at death.

         Payment for shares purchased under options granted pursuant to the Plan may be made either in cash or by exchanging shares of Common Stock of TeleBanc with a fair market value of up to the total option exercise price and cash for any difference. Options may be exercised by directing that certificates for the shares purchased be delivered to a licensed broker as agent for the optionee, provided that the broker tenders to TeleBanc cash or cash equivalents equal to the option exercise price plus the amount of any taxes that TeleBanc may be required to withhold in connection with the exercise of the option.

         If an employee's employment with TeleBanc or a subsidiary, affiliate or former subsidiary following a spin-off (a "Spin-Off Corporation") terminates by reason of death or permanent and total disability, his or her options, whether or not then exercisable, may be exercised within three years after such death or disability, unless otherwise provided with respect to a particular option (but not later than the date the option would otherwise expire). If the employee's employment by TeleBanc or a subsidiary, affiliate or Spin-Off Corporation terminates for any reason other than death or disability, options held by such optionee terminate three months after such termination, unless otherwise provided with respect to a particular option. In that event, each option would be exercisable to the extent it had become vested before such termination of employment (unless otherwise provided in the option agreement).

         If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or securities of TeleBanc, by reason of merger, consolidation, reorganization, recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares without receipt of consideration by TeleBanc, an appropriate and proportionate adjustment will be made in the number and kinds of shares subject to the Plan, and in the number, kinds and per share exercise price of shares subject to the unexercised portion of options granted prior to any such change. Any such adjustment in an outstanding option, however, will be made without a change in the total price applicable to the unexercised portion of the option, but with a corresponding adjustment in the per share option price.

         Upon any dissolution or liquidation of TeleBanc, or upon a reorganization, merger or consolidation in which TeleBanc is not the surviving corporation, or upon the sale of substantially all of the assets of TeleBanc to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which TeleBanc is the surviving corporation) approved by the Board of Directors which results in any person or entity owning 80% or more of the total combined voting power of all classes of stock of TeleBanc, the Plan and the options issued thereunder will terminate, unless provision is made in connection with such transaction for the continuation of the Plan, the assumption of the options or both the continuation of the Plan and the assumption of such options, or for the substitution for such options of new options covering the stock of a successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and the per share exercise price. In the event of such termination, all outstanding options shall be exercisable in full during such period immediately prior to the occurrence of such termination as the board of directors in its discretion shall determine.

         The Board of Directors may amend the Plan with respect to shares of the Common Stock as to which options have not been granted. However, TeleBanc's stockholders must approve any amendment that would (i) change the requirements as to eligibility to receive incentive stock options; (ii) increase the maximum number of shares in the aggregate for which incentive stock options may be granted (except for adjustments upon changes in capitalization); or (iii) otherwise cause the Plan to fail to satisfy the requirements of Section 162(m) of the Internal Revenue Code relating to limitations on the deduction of amounts not constituting qualified performance-related compensation.

         The Board of Directors at any time may terminate or suspend the Plan. Unless previously terminated, the Plan will terminate automatically on February 25, 2007, the tenth anniversary of the date of adoption of the Plan by the Board of Directors. No termination, suspension or amendment of the Plan may, without the consent of the person to whom an option has been granted, adversely affect the rights of the holder of the option.

NEW PLAN BENEFITS

         The table below provides certain information as of the date of this proxy statement regarding stock options granted under the Plan to (i) the Named Executive Officers (which includes all executive officers of TeleBanc as a group, and (iii) all employees of TeleBanc as a group (including all officers who are not executive officers). No other grants under the 1997 Stock Option Plan have been made. All such grants are subject to stockholder approval of the Plan.

                                NEW PLAN BENEFITS

                                                                                                   NUMBER OF
        NAME AND POSITION(S)                                  EXERCISE PRICE (A)               OPTIONS GRANTED
        --------------------                                  ------------------               ---------------

David A. Smilow, Chairman of the Board and                          $13.50                           100,000
   Chief Executive Officer of the Company and
   Chairman of the Board and Chief Risk Management
   Officer of TeleBank

Mitchell H. Caplan, Vice Chairman and                               $13.50                           100,000
   President of the Company and Vice Chairman,
   President and Chief Executive Officer of TeleBank

Aileen Lopez Pugh, Executive Vice President                           --                               --
   - Chief Financial Officer/Treasurer of the
   Company and TeleBank

All employees as a group (51 persons)                               $13.50                           200,000

----------
(a) All option grants were made at 100% of the fair market value of the Common Stock on the date of grant. Grants covering 60,000 shares to each Messrs. Caplan and D. Smilow are ten-year, nonqualified options vesting 20% on the date of grant and 20% per year thereafter. Grants covering 40,000 shares to Messrs. Caplan and D. Smilow are nonqualified options vesting to the extent of 1/3 of such shares on each of the first three anniversaries of the date of grant that expire if not exercised within 30 days of first becoming exercisable.


FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

         The grant of an option is not a taxable event for the optionee or TeleBanc.

         Upon exercising a non-qualifying option, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise (except that, if the optionee is subject to certain restrictions on transfer of shares of Common Stock, the measurement date may be delayed, unless the optionee makes a special tax election within 30 days after exercise to have income determined without regard to the restrictions). If TeleBanc complies with applicable reporting requirements, it will be entitled to a business expense deduction in the same amount. Non-qualifying options under the Plan are intended to satisfy the requirements applicable to "qualified performance-related compensation" under the Code, so that TeleBanc should be entitled to deduct the full amount of such compensation income without regard to the $1,000,000 limitation imposed on the deduction of annual compensation paid to each of the chief executive officer and the four other most highly compensated officers of a publicly held corporation. Upon a taxable disposition of shares acquired pursuant to the exercise of a non-incentive option, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

         If the optionee surrenders shares of Common Stock in payment of part or all of the exercise price for non-qualifying options, no gain or loss will be recognized with respect to the shares surrendered and the optionee will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a non-taxable exchange. The basis of the shares surrendered will be treated as the substituted tax basis for an equivalent number of option shares received. However, the fair market value of any shares received in excess of the number of shares surrendered will be taxed as ordinary income.

         With respect to "incentive options," an optionee will not recognize taxable income upon exercise of an incentive option, and any gain realized upon a disposition of shares received pursuant to the exercise of an incentive option will be taxed as long-term capital gain if the optionee holds the shares for at least two years after the date of grant and for one year after the date of exercise of the option. However, the excess of the fair market value of the shares subject to an incentive option on the exercise date over the option exercise price will be included in the optionee's alternative minimum taxable income in the year of exercise (except that, if the optionee is subject to certain restrictions on transfer, the determination of the amount included in alternative minimum taxable income may be delayed, unless the optionee elects within 30 days following exercise to have income determined without regard to such restrictions) for purposes of the alternative minimum tax. An optionee may be entitled to a credit against regular tax liability in future years for minimum taxes paid with respect to the exercise of incentive options. TeleBanc and its subsidiaries and affiliates will not be entitled to any business expense deduction with respect to the grant or exercise of an incentive option, except as discussed below.

         For the exercise of an incentive option to qualify for the foregoing tax treatment, the optionee generally must be an employee of TeleBanc or its subsidiaries from the date the option is granted through a date within three months before the date of exercise. In the case of an optionee who is disabled, this three-month period is extended to one year. In the case of an employee who dies, the three-month period and the holding period for shares received pursuant to the exercise of the option are waived.

         If all of the foregoing requirements for incentive option treatment are met except for the special holding period rules set forth above, the optionee will recognize ordinary income upon the disposition of the shares in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the option exercise price. However, if the optionee was subject to certain restrictions on transfer of Common Stock at the time the option was exercised, the measurement date may be delayed, unless the optionee has made a special tax election within 30 days after the date of exercise to have taxable income determined without regard to such restrictions. The balance of the realized gain, if any, will be long- or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised. If the optionee sells the shares prior to the satisfaction of the holding period rules but at a price below the fair market value of the shares at the time the option was exercised (or other applicable measurement date), the amount of ordinary income (and the amount included in alternative minimum taxable income, if the sale occurs during the same year as the option was exercised) will be limited to the excess of the amount realized on the sale over the option exercise price. If TeleBanc complies with applicable (if any) reporting requirements, it will be allowed a business expense deduction to the extent the optionee recognizes ordinary income.

         If an optionee exercises an incentive option by tendering shares of Common Stock with a fair market value equal to part or all of the option exercise price, the exchange of shares generally will be treated as a nontaxable exchange (except that this treatment would not apply if the optionee had acquired the shares being transferred pursuant to the exercise of an incentive option and had not satisfied the special holding period requirements summarized above). If the exercise is treated as a tax free exchange, the optionee would have no taxable income from the exchange and exercise (other than minimum taxable income as discussed above) and the tax basis of the shares exchanged would be treated as the substituted basis for the shares received. If the optionee used shares received pursuant to the exercise of an incentive option (or another statutory option) as to which the optionee had not satisfied the applicable holding period requirement, the exchange would be treated as a taxable disqualifying disposition of the exchanged shares, with the result that the excess of the fair market value of the shares tendered over the optionee's basis in the shares would be taxable.

         The foregoing is a brief summary of some of the principal federal income tax consequences of stock option grants under the Plan and recipients of grants under the Plan should consult with their personal tax advisors with respect to such grants and transactions in stock acquired pursuant to the Plan.

REQUIRED VOTE

         Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the holders of a majority of the shares of voting stock present in person or represented by proxy, and entitled to vote at the Annual Meeting is required to approve the Plan.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PLAN.


          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                 (PROPOSAL SIX)

         The Board of Directors has approved the appointment of Arthur Andersen LLP to continue as TeleBanc's independent public accountants for the year ending December 31, 1997, subject to ratification by stockholders at the Annual Meeting. Arthur Andersen LLP has been acting as independent public accountants for the Company since fiscal 1995. Representatives of Arthur Andersen LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

         Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of Arthur Andersen LLP to audit the books and accounts of the Company for the year ending December 31, 1997. No determination has been made as to what action the Board of Directors would take if the stockholders do not ratify the appointment.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1997.


                              STOCKHOLDER PROPOSALS

         Any proposal that a stockholder wishes to have presented at the next annual meeting and included in the proxy materials of the Company must be received at the main office of the Company, 1111 North Highland Street, Arlington, Virginia 22201, no later than December 8, 1997. If such proposal is in compliance with all of the requirements of Rule 14a-8 of the Exchange Act of 1934, as amended, it will be included in the proxy statement and set forth on the form of proxy issued for the next annual meeting of stockholders. Please send any such proposal by certified mail, return receipt requested.


                                  OTHER MATTERS

         The Board of Directors is not aware of any matters that may come before the Annual Meeting other than those specifically listed in the Notice of Annual Meeting of Stockholders. If any other business is properly presented at the Annual Meeting, it is the intention of the proxy holders to vote or act in accordance with their best judgment with respect to such matters.

                                 By order of the Board of Directors,

                                 /s/ David A. Smilow

                                 David A. Smilow
                                 Chairman of the Board and
                                 Chief Executive Officer

                                                                       EXHIBIT A
                                                                       ---------


                              TEXT OF PROPOSAL TWO
                              --------------------

         Resolved, that Section 4.1 of the Company's Amended and Restated Certificate of Incorporation shall be amended by deleting the text of Section
4.1 in its entirety and replacing it with the following:

                  The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 9,000,000 shares, of which 500,000 shares shall be serial preferred stock, having a par value of $0.01 per share ("Preferred Stock"), and 8,500,000 shall be classified as shares of common stock, having a par value of $0.01 per share ("Common Stock"). The Board of Directors is expressly authorized to issue, without stockholder approval, any unissued shares of the Corporation's authorized Common Stock as nonvoting Common Stock ("Nonvoting Common Stock").

         Resolved, that the second sentence of Section 4.2(a) of the Company's Amended and Restated Certificate of Incorporation shall be amended by deleting the word "Each" at the beginning of that sentence and inserting in its place the words "Except as provided in Section 4.2(e) hereof, each".

         Resolved, that the first sentence of Section 4.2(b) of the Company's Amended and Restated Certificate of Incorporation shall be amended by deleting the word "Each" at the beginning of that sentence and inserting in its place the words "Except as provided in Section 4.2(e) hereof, each".

         Resolved, that Section 4.2 of the Company's Amended and Restated Certificate of Incorporation shall be amended by inserting a new Section 4.2(e) which shall provide as follows:

                           (e)      NONVOTING COMMON STOCK.

                           The  holders  of  Nonvoting  Common  Stock  shall  be
                  entitled to notice of meetings of the Corporation's stockholders. Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or the Corporation's Bylaws, the Nonvoting Common Stock shall have no voting rights upon any matter or thing (including, without limitation, the election of directors) unless provided by applicable law. Subject to and in compliance with the following provisions of this Section 4.2(e), each share of Nonvoting Common Stock held by any person or entity may be converted into one fully-paid and non-assessable share of voting Common Stock.

                                    (i) In connection  with the  disposition  of
                           shares upon the occurrence (or the expected occurrence as described in Section 4.2(e)(iii) below), of any Conversion Event (as defined below), each holder of Nonvoting Common Stock shall be entitled to convert such Nonvoting Common Stock into an equal number of shares of voting Common Stock.

                                    (ii) For purposes of this Section 4.2(e),  a
                           "Conversion Event" shall mean, (A) any sale to the public in a widely dispersed offering (including, without limitation, a public offering registered under the Securities Act of 1933, as amended), (B) any disposition under Rule 144 or Rule 144A promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, or any similar rule then in force of no more than two percent (2%) of the outstanding voting securities of the Corporation, (C) any transfer pursuant to a right of first refusal set forth in the Transfer Restriction Agreement, dated as of February 28, 1997, by and among the Purchasers (as identified in the $29,900,000 Unit Purchase

                           Agreement, dated as of February 19, 1997, between the Purchasers and the Corporation), David A. Smilow, MET Holdings Corporation and the Corporation or the Transfer Restriction Agreement, dated as of February 28, 1997, by and among the Purchasers, Mitchell H. Caplan, MET Holdings Corporation and the Corporation or (D) any transfer in a single transaction to an independent third party who acquires at least a majority of the voting stock of the Corporation without regard to the transfer of such securities. For purposes of this Section 4.2(e) "person" shall include any natural person and any corporation, partnership, joint venture, trust, unincorporated organization and any other entity or organization.

                                    (iii) Each holder of Nonvoting  Common Stock
                           shall be entitled to convert shares of Nonvoting Common Stock in connection with any Conversion Event if such holder reasonably believes that such Conversion Event shall be consummated, and a written request for conversion from any holder of Nonvoting Common Stock to the Corporation stating such holder's reasonable belief that a Conversion Event shall occur shall be conclusive and shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such holder to participate in such Conversion Event. The Corporation shall not cancel the shares of Nonvoting Common Stock so converted before the tenth day following such Conversion Event and shall reserve such shares until such tenth day for reissuance in compliance with the next sentence. If any shares of Nonvoting Common
                           Stock are converted into shares of voting Common Stock in connection with a Conversion Event and such shares of voting Common Stock are not actually distributed, disposed of or sold pursuant to such Conversion Event, such shares of voting Common Stock shall be promptly converted back into the same number of shares of Nonvoting Common Stock, and during such period prior to such distribution, disposal or sale, the holder of such voting Common Stock shall not be entitled to vote such shares notwithstanding provisions of this Amended and Restated Certificate of Incorporation.

                                    (iv) To exercise its conversion privilege, a
                           holder of Nonvoting Common Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of voting Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Nonvoting Common Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Nonvoting Common Stock being converted, shall be the "Conversion Date". As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Nonvoting Common Stock being converted, or on its written order, such certificate or certificates as it may request for the number of shares of voting Common Stock issuable upon the conversion of such shares of Nonvoting Common Stock in accordance with the provisions of this Section 4.2(e). Such conversion shall be deemed to have been effected immediately prior to the closing of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Nonvoting Common Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of voting Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of voting Common Stock represented thereby.

                                                                       EXHIBIT B
                                                                       ---------


                             TEXT OF PROPOSAL THREE
                             ----------------------

         Resolved, that the definition of "Control" in Section 8.3 of the Company's Amended and Restated Certificate of Incorporation shall be amended by deleting the word "10" and inserting in its place the word "25".

                                                                       EXHIBIT C
                                                                       ---------


                              TEXT OF PROPOSAL FOUR
                              ---------------------

         Resolved, that the first paragraph of Section 11.2 of the Company's Amended and Restated Certificate of Incorporation shall be amended by deleting the words "if the conditions specified in both paragraphs (a) and (b)" and inserting in their place "if the condition or conditions specified in either paragraph (a) or paragraph (b)."

                                                                       EXHIBIT D
                                                                       ---------


                         TELEBANC FINANCIAL CORPORATION
                             1997 STOCK OPTION PLAN


                  TELEBANC FINANCIAL CORPORATION ("TeleBanc") hereby adopts this TeleBanc Financial Corporation 1997 Stock Option Plan (the "Plan") the terms of which shall be as follows:

                  1.       PURPOSE

                  The Plan is intended to advance the interests of TeleBanc by providing eligible individuals (as designated pursuant to Section 4 below) with an opportunity to acquire or increase a proprietary interest in TeleBanc, which thereby will create a stronger incentive to expend maximum effort for the growth and success of TeleBanc and its subsidiaries, and will encourage such eligible individuals to remain in the employ of TeleBanc or one or more of its subsidiaries. Each stock option granted under the Plan (an "Option") is intended to be an "incentive stock option" ("Incentive Stock Option") within the meaning of Section 422 of the Internal Revenue Code of 1986, or the corresponding provision of any subsequently-enacted tax statute, as amended from time to time (the "Code"), except to the extent that any such Option (i) would exceed the limitations set forth in Section 7 below; (ii) is specifically designated at the time of grant as not being an Incentive Stock Options; or (iii) is granted to someone who is not an employee of TeleBanc or any subsidiary or affiliate of TeleBanc.

                  2.       ADMINISTRATION

                           (a)  Board.  The Plan  shall be  administered  by the
Board of Directors of TeleBanc (the "Board"), which shall have the full power and authority to take all actions, and to make all determinations required or provided for under the Plan or any Option granted or Option Agreement (as defined in Section 8 below) entered into under the Plan and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan or any Option granted or Option Agreement entered into hereunder. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting at which any issue relating to the Plan is properly raised for consideration or without a meeting by written consent of the Board executed in accordance with TeleBanc's Articles of Incorporation and By-Laws, and with applicable law. The interpretation and construction by the Board of any provision of the Plan or of any Option granted or Option Agreement entered into hereunder shall be final and conclusive.

                           (b)  Committee.  The  Board  may  from  time  to time
appoint a Stock Option Committee (the "Committee") consisting of not less than two members of the Board, none of whom shall be an officer or other salaried employee of TeleBanc or any of its subsidiaries, and each of whom shall qualify in all respects as a "non-employee director" as defined in Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act") and an "outside director" for purposes of Section 162(m) of the Code. The Board, in its sole discretion, may provide that the role of the Committee shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committee such powers and authorities related to the administration of the Plan, as set forth in
Section 2(a) above, as the Board shall determine, consistent with the Articles of Incorporation and By-Laws of TeleBanc and applicable law. The Board may remove members, add members, and fill vacancies on the Committee from time to time, all in accordance with TeleBanc's Articles of Incorporation and By-Laws, and with applicable law. The majority vote of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

                           (c) No  Liability.  No  member of the Board or of the
Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted or Option Agreement entered into hereunder.

                           (d)  Delegation to the  Committee.  In the event that
the Plan or any Option granted or Option Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in Section 2(b) above. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final and conclusive.

                  3.       STOCK

                           The stock  that may be  issued  pursuant  to  Options
granted under the Plan shall be shares of common stock, $.01 par value, of TeleBanc (the "Stock"), which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate 440,000 shares, subject to adjustment as provided in Section 17 below. If any Option expires, terminates, or is terminated or canceled for any reason prior to exercise in full, the shares of Stock that were subject to the unexercised portion of such Option shall be available for future Options granted under the Plan.

                  4.       ELIGIBILITY

                           (a) Employees.  Options may be granted under the Plan
to any employee of TeleBanc or any "subsidiary corporation" (a "Subsidiary") thereof within the meaning of Section 424(f) of the Code (including any such employee who is an officer or director of TeleBanc or any Subsidiary) as the Board shall determine and designate from time to time prior to expiration or termination of the Plan. The maximum number of shares of Stock subject to Options that may be granted under the Plan during any calendar year to any executive officer or other employee of TeleBanc or any Subsidiary whose compensation is or may be subject to Code ss. 162(m) is 200,000 shares (subject to adjustment as provided in Section 17 hereof).

                           (b) Directors and  Independent  Contractors.  Options
not intended to constitute Incentive Stock Options may be granted to members of the Board who are not employees of TeleBanc or any Subsidiary and to independent contractors performing services for TeleBanc or a Subsidiary as determined by the Board from time to time on the basis of their importance to the business of TeleBanc or such Subsidiary.

                           (c) Multiple Grants. An individual may hold more than
one Option, subject to such restrictions as are provided herein.

                  5.       EFFECTIVE DATE AND TERM OF THE PLAN

                           (a) Effective Date. The Plan shall be effective as of
the date of adoption by the Board, which date is set forth below, subject to approval of the Plan, within one year of such effective date, by the shareholders of TeleBanc by a majority of the votes present and entitled to vote at a duly held meeting of the shareholders at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy or by written consent in accordance with TeleBanc's Articles of Incorporation and By-Laws; provided, however, that upon approval of the Plan by the shareholders of TeleBanc as set forth above, all Options granted under the Plan on or after the effective date shall be fully effective as if the shareholders of TeleBanc had approved the Plan on the effective date. If the shareholders fail to approve the Plan within one year of such effective date, any options granted hereunder shall be null and void and of no effect.

                           (b) Term.  The Plan  shall  terminate  on the date 10
years from the effective date.

                  6.       GRANT OF OPTIONS

                  Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, prior to the date of termination of the Plan, grant to such eligible individuals as the Board may determine ("Optionees"), Options to purchase such number of shares of the Stock on such terms and conditions as the Board may determine, including any terms or conditions which may be necessary to qualify such Options as Incentive Stock Options. The date on which the Board approves the grant of an Option (or such later date as is specified by the Board) shall be considered the date on which such Option is granted.

                  7.       LIMITATION ON INCENTIVE STOCK OPTIONS

                  An Option (other than an Option described in exception (ii) of Section 1) shall constitute an Incentive Stock Option to the extent that the aggregate fair market value (determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other plans of the Optionee's employer corporation and its parent and subsidiary corporations within the meaning of Section 422(d) of the Code) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

                  8.       OPTION AGREEMENTS

                  All Options granted pursuant to the Plan shall be evidenced by written agreements ("Option Agreements"), to be executed by TeleBanc and by the Optionee, in such form or forms as the Board shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Option Agreements shall comply with all terms of the Plan.

                  9.       OPTION PRICE

                  The purchase price of each share of the Stock subject to an Option (the "Option Price") shall be fixed by the Board and stated in each Option Agreement, except that the Option Price of a share of Stock subject to an Option that is intended to constitute an Incentive Stock Option shall be not less than 100 percent of the fair market value of a share of the Stock on the date the Option is granted (as determined in good faith by the Board); provided, however, that in the event the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), the Option Price of an Option that is intended to be an Incentive Stock Option shall be not less than 110 percent of the fair market value of a share of Stock at the time such Option is granted. In the event that the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or is publicly traded on an established securities market, in determining the fair market value of the Stock, the Board shall use the closing price of the Stock on such exchange or System or in such market (the highest such closing price if there is more that one such exchange or market) on the trading date immediately before the Option is granted (or, if there is no such closing price, then the Board shall use the mean between the high and low prices on such date), or, if no sale of the Stock had been made on such day, on the next preceding day on which any such sale shall have been made.

                  10.      TERM AND EXERCISE OF OPTIONS

                           (a) Term.  Each Option  granted  under the Plan shall
terminate and all rights to purchase shares thereunder shall cease upon the expiration of ten years from the date such

Option is granted, or on such date prior thereto as may be fixed by the Board and stated in the Option Agreement relating to such Option; provided, however, that in the event the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), an Option granted to such Optionee that is intended to be an Incentive Stock Option shall in no event be exercisable after the expiration of five years from the date it is granted.

                           (b) Option Period and  Limitations on Exercise.  Each
Option shall be exercisable, in whole or in part, at any time and from time to time, over a period commencing on or after the date of grant and ending upon the expiration or termination of the Option, as the Board shall determine and set forth in the Option Agreement relating to such Option. Without limiting the foregoing, the Board, subject to the terms and conditions of the Plan, may in its sole discretion provide that an Option may not be exercised in whole or in part for any period or periods of time during which such Option is outstanding; provided, however, that any such limitation on the exercise of an Option contained in any Option Agreement may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the date of grant of such Option, so as to accelerate the time at which the Option may be exercised. Each Option shall be exercisable, in whole or in part, at any time and from time to time, over a period commencing on the date of grant and ending upon the expiration of the Option. Notwithstanding any other provision of the Plan, no Option granted to an Optionee under the Plan shall be exercisable in whole or in part prior to the date the Plan is approved by the shareholders of TeleBanc as provided in Section 5 above.

                           (c) Method of Exercise. An Option that is exercisable
hereunder may be exercised by delivery to TeleBanc on any business day, at its principal office, addressed to the attention of the Committee, of written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised, except as provided below. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of 100 shares or the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made
(i) in cash or in cash equivalents; (ii) through the tender to TeleBanc of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value (determined in the manner described in Section 9 above) on the date of exercise; (iii) by delivering a written direction to TeleBanc that the Option be exercised pursuant to a "cashless" exercise/sale procedure (pursuant to which funds to pay for exercise of the Option are delivered to TeleBanc by a broker upon receipt of stock certificates from TeleBanc) or a cashless exercise/loan procedure (pursuant to which the optionees would obtain a margin loan from a broker to fund the exercise) through a licensed broker acceptable to TeleBanc whereby the stock certificate or certificates for the shares of Stock for which the Option is exercised will be delivered to such broker as the agent for the individual exercising the Option and the broker will deliver to TeleBanc cash (or cash equivalents acceptable to TeleBanc) equal to the Option Price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal and other taxes that TeleBanc, may, in its judgment, be required to withhold with respect to the exercise of the Option; (iv) to the extent permitted by applicable law and under the terms of the Option Agreement with respect to such Option, by the delivery of a promissory note of the Optionee to TeleBanc on such terms as shall be set out in such Option Agreement;
(v) by a combination of the methods described in (i), (ii), (iii) and (iv). Payment in full of the Option Price need not accompany the written notice of exercise if the Option is exercised pursuant to the cashless exercise/sale procedure described above. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing his ownership of such shares. A separate Stock certificate or certificates shall be issued for any shares purchased pursuant to the exercise of an Option that is intended to be an Incentive Stock Option, which certificate or certificates shall not include any shares that were purchased pursuant to the exercise of an Option that is not an Incentive Stock Option. An individual holding or exercising an Option shall have none of the rights of a shareholder until the shares of Stock covered thereby are fully paid and issued to him and, except as provided in Section 18 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

                           (d)  Restrictions  on Transfer of Stock. If an Option
is exercised before the date that is six months from the later of (i) the date of grant of the Option or (ii) the date of shareholder approval of the Plan and the sale of stock acquired pursuant to such exercise would subject the individual exercising the Option to liability under Section 16 of the Exchange Act, then such certificate or certificates shall bear a legend restricting the transfer of the Stock covered thereby until the expiration of six months from the later of the date specified in clause (i) above or the date specified in clause (ii) above.

                           (e)  Change in  Control.  In the event of a Change in
Control (as defined below), subject to the limitations set out in Section 17(f) hereof and except as the Board shall otherwise provide in an Option Agreement with respect to an Option granted under the Plan, all outstanding Options shall become immediately exercisable in full, without regard to any limitation on exercise imposed pursuant to Section 10(b) above. For purposes of the Plan, a "Change in Control" shall be deemed to occur if any person shall (a) acquire direct or indirect beneficial ownership of more than 50% of the total combined voting power with respect to the election of directors of the issued and outstanding stock of TeleBanc (except that no Change in Control shall be deemed to have occurred if the persons who were stockholders of TeleBanc immediately before such acquisition own all or substantially all of the voting stock or other interests of such person immediately after such transaction), or (b) have the power (whether as a result of stock ownership, revocable or irrevocable proxies, contract or otherwise) or ability to elect or cause the election of directors consisting at the time of such election of a majority of the Board. A "person" for this purpose shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act), other than those persons who beneficially own, or have outstanding options or warrants to acquire, more than five percent of the voting stock of TeleBanc as of February 25, 1997. For purposes of this
Section  10(e),  "fair market  value" shall be  determined  in  accordance  with
Section 9 hereof and a person shall be deemed to be a beneficial owner as that term is used in Rule 13d-3 under the Exchange Act.

                  11.      TRANSFERABILITY OF OPTIONS

                  During the lifetime of an Optionee to whom an Incentive Stock Option is granted, only such Optionee (or, in the event of legal incapacity or incompetence, the Optionee's guardian or legal representative) may exercise the Incentive Stock Option. No Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution, except that the Optionee may transfer an Option that is not intended to constitute an Incentive Stock Option (a) pursuant to a qualified domestic relations order as defined for purposes of the Employee Retirement Income Security Act of 1974, as amended, or (b) by gift: to a member of the "Family" (as defined below) of the Optionee, to or for the benefit of one or more organizations qualifying under Code ss.ss. 501(c)(3) and 170(c)(2) (a "Charitable Organization") or to a trust for the exclusive benefit of the Optionee, one or more members of the Optionee's Family, one or more Charitable Organizations, or any combination of the foregoing, provided that any such transferee shall enter into a written agreement to be bound by the terms of this Agreement. For this purpose, "Family" shall mean the spouse, siblings, and lineal ancestors and descendants of the Optionee.

                  12.      TERMINATION OF EMPLOYMENT OR SERVICE

                           Upon  the  termination  of the  employment  or  other
service of an Optionee with TeleBanc or a Subsidiary, other than by reason of the death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, any Option granted to an Optionee pursuant to the Plan shall terminate three months after the date of such termination of employment or service and thereafter such Optionee shall have no further right to purchase shares of Stock pursuant to such Option; provided, however, that the Board may provide, by inclusion of appropriate language in any Option Agreement, that the Optionee may (subject to the general limitations on exercise set forth in Section 10(b) above), in the event of termination of employment or service of the Optionee with TeleBanc or a Subsidiary, exercise an Option, in whole or in part, at any time subsequent to such termination of employment or service and prior to termination of the Option pursuant to Section 10(a) above, either subject to or without regard to any installment or other limitation on exercise imposed pursuant to Section 10(b) above. Whether a leave of absence or leave on military or government service shall constitute a termination of employment or service for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment or service with TeleBanc or a Subsidiary shall not be deemed to occur if the Optionee is immediately thereafter employed by or otherwise providing services to TeleBanc or any Subsidiary.

                  13.      RIGHTS IN THE EVENT OF DEATH OR DISABILITY

                           (a) Death. If an Optionee dies while in the employ or
service of TeleBanc or a Subsidiary or within the period following the termination of employment or service during which the Option is exercisable under Section 12 above or Section 13(b) below, the executors or administrators or legatees or distributees of such Optionee's estate shall have the right (subject to the general limitations on exercise set forth in Section 10(b) above), at any time within one year after the date of such Optionee's death and prior to termination of the Option pursuant to Section 10(a) above, to exercise any Option held by such Optionee at the date of such Optionee's death, whether or not such Option was exercisable immediately prior to such Optionee's death; provided, however, that the Board may provide by inclusion of appropriate language in any Option Agreement that, in the event of the death of the Optionee, the executors or administrators or legatees or distributees of such Optionee's estate may exercise an Option (subject to the general limitations on exercise set forth in Section 10(b) above), in whole or in part, at any time subsequent to such Optionee's death and prior to termination of the Option pursuant to Section 10(a) above, either subject to or without regard to any installment or other limitation on exercise imposed pursuant to Section 10(b) above.

                           (b) Disability.  If an Optionee terminates employment
or service with TeleBanc or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, then such Optionee shall have the right (subject to the general limitations on exercise set forth in Section 10(b) above), at any time within one year after such termination of employment or service and prior to termination of the Option pursuant to Section 10(a) above, to exercise, in whole or in part, any Option held by such Optionee at the date of such termination of employment or service, whether or not such Option was exercisable immediately prior to such termination of employment or service; provided, however, that the Board may provide, by inclusion of appropriate language in any Option Agreement, that the Optionee may (subject to the general limitations on exercise set forth in Section 10(b) above), in the event of the termination of employment or service of the Optionee with TeleBanc or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, exercise an Option in whole or in part, at any time subsequent to such termination of employment or service and prior to termination of the Option pursuant to Section 10(a) above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above. Whether a termination of employment or service is to be considered by reason of "permanent and total disability" for purposes of this Plan shall be determined by the Board, which determination shall be final and conclusive.

                  14.      USE OF PROCEEDS

                  The proceeds received by TeleBanc from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of TeleBanc.

                  15.      REQUIREMENTS OF LAW

                           (a) Violations of Law. TeleBanc shall not be required
to sell or issue any shares of Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or TeleBanc of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Any determination in this connection by the Board shall be final, binding, and conclusive. TeleBanc shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

                           (b)  Compliance  with Rule 16b-3.  The intent of this
Plan is to qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent any provision of the Plan does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board and shall not affect the validity of the Plan. In the event Rule 16b-3 is revised or replaced, the Board, or the Committee acting on behalf of the Board, may exercise discretion to modify this Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.

                  16.      AMENDMENT AND TERMINATION OF THE PLAN

                  The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Options have not been granted; provided, however, that no amendment by the Board shall, without approval by a majority of the votes present and entitled to vote at a duly held meeting of the shareholders of TeleBanc at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the amendment, or by written consent in accordance with applicable state law and the Articles of Incorporation and By-Laws of TeleBanc, change the requirements as to eligibility to receive Incentive Stock Options, increase the maximum number of shares of Stock in the aggregate that may be sold pursuant to Incentive Stock Options granted under the Plan (except as permitted under Section 17 hereof) or modify the Plan so that Options granted under the Plan could not satisfy the applicable requirements of Code ss. 162(m). Except as permitted under Section 17 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of the Option, alter or impair rights or obligations under any Option theretofore granted under the Plan.

                  17.      EFFECT OF CHANGES IN CAPITALIZATION

                           (a) Changes in Stock.  If the  outstanding  shares of
Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of TeleBanc by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by TeleBanc, occurring after the effective date of the Plan, the number and kinds of shares for the purchase of which Options may be granted under the Plan shall be adjusted proportionately and accordingly by TeleBanc. In addition, the number and kind of shares for which Options are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share. If there is a distribution payable in the capital stock of a subsidiary corporation of TeleBanc ("Spin-off Shares"), to the extent consistent with Treasury Regulation Section 1.425-1(a)(6) or the corresponding provision of any subsequent regulation, each outstanding Option shall thereafter additionally pertain to the number of Spin-off Shares that would have been received in such distribution by a shareholder of TeleBanc who owned a number of shares of Common Stock equal to the number of shares that are subject to the Option at the time of such distribution, and the aggregate Option Price of the Option shall be allocated between the Spin-off Shares and the Common Stock in proportion to the relative fair market values of a Spin-off Share and a share of Common Stock immediately after the distribution of Spin-off Shares.

                           (b) Reorganization in Which TeleBanc Is the Surviving
Corporation. Subject to Subsection (c) hereof, if TeleBanc shall be the surviving corporation in any reorganization, merger, or consolidation of TeleBanc with one or more other corporation s, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation.

                           (c)  Reorganization  in  Which  TeleBanc  Is Not  the
Surviving Corporation or Sale of Assets or Stock. Upon the dissolution or liquidation of TeleBanc, or upon a merger, consolidation, reorganization or other business combination of TeleBanc with one or more other entities in which TeleBanc is not the surviving entity, or upon a sale of all or substantially all of the assets of TeleBanc to another entity, or upon any transaction (including, without limitation, a merger or reorganization in which TeleBanc is the surviving corporation) approved by the Board which results in any person or entity (or persons or entities acting as a group or otherwise in concert) owning 80 percent or more of the combined voting power of all classes of stock of TeleBanc, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each individual holding an Option shall have the right (subject to Section 17(f) below and to the general limitations on exercise set forth in Section 10(b) above, and except as otherwise specifically provided in the Option Agreement relating to such Option), immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Board in its sole discretion shall determine and designate, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs and without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which TeleBanc gives notice thereof to its shareholders.

                           (d)  Adjustments.  Adjustments  under this Section 17
related to stock or securities of TeleBanc shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

                           (e) No  Limitations on  Corporation.  The grant of an
Option pursuant to the Plan shall not affect or limit in any way the right or power of TeleBanc to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

                           (f) Parachute Limitation.  If the acceleration of the
exercisability or vesting of any Option or any other benefit to an Optionee under this Plan would be considered a

"parachute payment" within the meaning of Section 280G(b)(2) of the Code and if, after reduction for any applicable federal excise tax imposed by Section 4999 of the Code (the "Excise Tax") and federal income tax imposed by the Code, the Optionee's net proceeds from the exercise of such Options and from other amounts that would be so considered would be less than the amount of the Optionee's net proceeds resulting from the payment of the Reduced Amount described below, after reduction for federal income taxes, then the exercisability and vesting of Options and other benefits provided under the Plan shall be limited to the Reduced Amount. The "Reduced Amount" shall be the largest amount that could be received by the Optionee under the Plan and each Option Agreement such that no payment or other benefit received by the Optionee under the Plan and Option Agreements and any other agreement, contract, or understanding heretofore or hereafter entered into between the Optionee and TeleBanc or any Subsidiary (the "Other Agreements") and any formal or informal plan or other arrangement (other than the Plan) heretofore or hereafter adopted by TeleBanc or any Subsidiary for the direct or indirect provision of compensation to the Optionee (including groups or classes of participants or beneficiaries of which the Optionee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Optionee (a "Benefit Plan") would be subject to the Excise Tax. In the event that the Optionee shall be limited to the Reduced Amount under the preceding sentence, then the Optionee shall have the right, in the Optionee's sole discretion, to designate those payments or benefits under the Plan and Option Agreements, any Other Agreements, and any Benefit Plans, that should be reduced or eliminated so as to avoid having the benefits to the Optionee under the Plan and Option Agreements be subject to the Excise Tax. In the event that the Optionee would otherwise be deemed to have received an amount that would constitute a parachute payment, the amount received by him that exceeds the maximum amount permissible under this Section 17(f) shall be treated as a loan to him and shall be repaid, with interest, to the extent necessary to reduce the amount paid to the maximum permissible amount. The interest rate of any such loan shall be at the minimum rate necessary to avoid characterization of the loan as an excess parachute payment and the other terms of any such loan shall conform to customary and reasonable terms that would be applicable to loans of a similar unsecured type made by a bank or other financial institution to an unrelated third party. Any such loan shall be repaid in full not later than six months after the date on which TeleBanc notifies the Optionee that a loan relationship exists, and may be repaid by the Optionee without prepayment penalty at any time during such six month period.

                  18.      DISCLAIMER OF RIGHTS

                  No provision in the Plan or in any Option granted or Option Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of TeleBanc or any Subsidiary, or to interfere in any way with the right and authority of TeleBanc or any Subsidiary either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and TeleBanc or any Subsidiary.

                  19.      NONEXCLUSIVITY OF THE PLAN

                  Neither the adoption of the Plan nor the submission of the Plan to the shareholders of TeleBanc for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options or stock appreciation rights otherwise than under the Plan.

                                      * * *

                  This Plan was duly adopted and approved by the Board of Directors of TeleBanc by resolution at a meeting held on the 25th day of February, 1997.


                                                /s/ Sang-Hee Yi
                                                --------------------------------
                                                Assistant Secretary of TeleBanc


                  This Plan was duly approved by the shareholders of TeleBanc at a meeting held the ______ day of ________________, 1997.


                                                --------------------------------
                                                Secretary of TeleBanc

APPENDIX II

Quarterly Report of the Corporation on Form 10-K for the Quarter Ended September 30, 1997

                                    FORM 10-Q
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



[X] Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                    FOR THE QUARTER ENDED SEPTEMBER 30, 1997

[ ] Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Commission File No. 33-76930

                         TELEBANC FINANCIAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                                  13-3759196
          --------                                  ----------
(State or other jurisdiction of       (I.R.S. Employer Identification Number)
 incorporation or organization)


               1111 N. Highland Street, Arlington, Virginia 22201
               --------------------------------------------------
               (Address of principal executive office) (Zip code)


                                 (703) 247-3700
                                 --------------
              (Registrant's telephone number, including area code)


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                        Yes  X                    No
                            ----                      ----
Indicate the number of shares outstanding for the issuer's classes of common stock, as of November 6, 1997.

   $.01 par value of common stock                             2,224,161
   -------------------------------                            ---------
             (class)                                        (outstanding)

                         TELEBANC FINANCIAL CORPORATION

                                   FORM 10-Q

                                      INDEX


Part I - Financial Information                                           Page
------------------------------                                           ----

Consolidated Statements of Financial Condition -September 30, 1997
   and December 31, 1996                                                  3

Consolidated Statements of Operations - Three and nine months ended
   September 30, 1997 and 1996                                            4

Consolidated Statements of Changes in Stockholders' Equity - Nine
   months ended September 30, 1997 and 1996                               6

Consolidated Statements of Cash Flows - Nine months ended
   September 30, 1997 and 1996                                            7

Notes to Consolidated Financial Statements                                9

Management's Discussion and Analysis of Financial Condition and
   Results of Operations                                                 13


Part II - Other Information
---------------------------

Item 5, Other Information                                                21

Item 6, Exhibits and Reports on Form 8-K                                 21

Signatures                                                               22

                         TELEBANC FINANCIAL CORPORATION

                 Consolidated Statements of Financial Condition

                  (Dollars in Thousands, Except Per Share Data)


                                                                                      September 30,        December 31,
Assets:                                                                                   1997                 1996
                                                                                          ----                 -----
                                                                                       (unaudited)

Cash and cash equivalents                                                                  $ 5,123         $   3,259
Investment securities available for sale                                                    65,750            78,826
Mortgage-backed securities available for sale and trading                                  240,091           184,743
Loans receivable, net                                                                      324,968           185,757
Loans receivable held for sale                                                             170,343           166,064
Other assets                                                                                32,258            29,316
                                                                                            ------            ------
                                 Total assets                                            $ 838,533         $ 647,965
                                                                                           =======           =======
Liabilities and Stockholders' Equity:

Liabilities:
Deposits                                                                                 $ 445,241         $ 390,486
Advances from the Federal Home Loan Bank of Atlanta                                        170,000           144,800
Securities sold under agreements to repurchase                                             122,408            57,581
Subordinated debt                                                                           29,556            16,586
Other liabilities                                                                           16,466            13,854
                                                                                            ------            ------
                               Total liabilities                                           783,671           623,307
                                                                                           -------           -------
Corporation-Obligated Mandatorily Redeemable Capital Securities of
       Subsidiary Trust Holding Solely Junior Subordinated
       Debentures of the Corporation
                                                                                             9,602                --
Commitments and contingencies                                                                   --                --

Stockholders' equity:
4% Cumulative Preferred Stock, $0.01 par value,
       500,000 shares authorized
       Series A, 18,850 issued and outstanding                                                  --                --
       Series B, 4,050 issued and outstanding                                                   --                --
       Series C, 7,000 issued and outstanding                                                   --                --
Common stock, $0.01 par value, 3,500,000 shares authorized;
       2,211,961 and 2,049,500 issued and outstanding                                           22                20
Additional paid-in capital                                                                  31,392            14,637
Retained earnings, substantially restricted                                                 10,496             7,905
Unrealized gain on securities available for sale, net of deferred tax                        3,350             2,096
                                                                                             -----             -----
                          Total stockholders' equity                                        45,260            24,658
                                                                                            ------            ------
                               Total liabilities & stockholders' equity                  $ 838,533         $ 647,965
                                                                                           =======           =======

          See accompanying notes to consolidated financial statements.

                         TELEBANC FINANCIAL CORPORATION

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                  (Dollars in Thousands, Except Per Share Data)

                                   (unaudited)

                                                                        Three Months Ended            Nine Months Ended
                                                                           September 30,                 September 30,
                                                                           ------------                  ------------
                                                                        1997           1996           1997         1996
                                                                        ----           ----           ----         ----
Interest income:
   Mortgage loans and other loans                                    $  8,855       $  6,080       $ 24,727     $ 16,946
   Mortgage-backed and related securities                               4,248          4,483         13,179       14,117
   Investment securities                                                1,348          1,289          4,330        3,261
   Other                                                                  369             19            697           43
                                                                          ---             --            ---           --
         Total interest income                                         14,820         11,871         42,933       34,367
                                                                       ------         ------         ------       ------
Interest expense:
   Deposits                                                             6,649          5,635         18,686       15,419
   Advances from the Federal Home Loan Bank of Atlanta                  2,528          1,902          6,784        4,980
   Reverse repurchase agreements                                        1,493            978          5,422        3,885
   Subordinated debt                                                      878            519          2,399        1,556
                                                                          ---            ---          -----        -----
        Total interest expense                                         11,548          9,034         33,291       25,840
                                                                       ------          -----         ------       ------
        Net interest income                                             3,272          2,837          9,642        8,527

Provision for loan losses                                                 120            125            671          744
                                                                          ---            ---            ---          ---
        Net interest income after provision for loan losses             3,152          2,712          8,971        7,783
                                                                        -----          -----          -----        -----
Non-interest income:
   Gain on sale of available for sale & trading securities                408            181          1,827          263
   Gain on sale of loans                                                  226             98            636          415
   Fees, service charges and other                                        450            261            472          758
                                                                          ---            ---            ---          ---
        Total non-interest income                                       1,084            540          2,935        1,436
                                                                        -----            ---          -----        -----
                                   (continued)

          See accompanying notes to consolidated financial statements.

                         TELEBANC FINANCIAL CORPORATION

                  (Dollars in Thousands, Except Per Share Data)

                                   (unaudited)

                                                                 Three Months Eneded               Nine Months Ended
                                                                     September 30,                   September 30,
                                                                     ------------                    ------------
                                                                  1997           1996             1997           1996
                                                                  ----           ----             ----           ----
Non-interest expenses:
     General and administrative expenses:
       Compensation and employee benefits                         1,049            882            3,427          2,670
       Federal insurance assessment                                  --          1,671               --          1,671
       Other                                                      1,029            734            2,798          2,373
                                                                  -----          -----            -----          -----
            Total general and administrative expenses             2,078          3,287            6,225          6,714
                                                                  -----          -----            -----          -----
     Other non-interest expenses:
       Net operating costs of real estate acquired
          through foreclosure                                        55            126              185            173
       Amortization of goodwill and other intangibles               204            121              486            457
                                                                    ---            ---              ---            ---
            Total other non-interest expenses                       259            247              671            630
                                                                    ---            ---              ---            ---
                  Total non-interest expenses                     2,337          3,534            6,896          7,344
                                                                  -----          -----            -----          -----
       Income (loss) before income tax expense and
             minority interest                                    1,899           (282)           5,010          1,875

Income tax expense (benefit)                                        709           (220)           1,682            528

Minority interest in subsidiary                                    (286)            --             (353)            --
                                                                   -----            --             -----            --
       Net income (loss)                                        $   904        $   (62)        $  2,975        $ 1,347
                                                                    ===            ====           =====          =====
Preferred stock dividends                                           162             --              384             --
                                                                    ---             --              ---             --
Net income after preferred stock dividends                      $   742        $   (62)        $  2,591        $ 1,347
                                                                    ===            ====           =====          =====
Net income per common share:
       Primary                                                  $  0.26         $(0.02)        $   0.94        $  0.63
       Fully diluted                                               0.26          (0.03)            0.93           0.63


          See accompanying notes to consolidated financial statements.

                         TELEBANC FINANCIAL CORPORATION

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

                             (Dollars in Thousands)

                                   (unaudited)

                                                                                                 Unrealized
                                                                                                    Gain
                                                                      Additional                on Available
                                           Preferred       Common       Paid-in     Retained      for Sale
                                             Stock         Stock        Capital     Earnings     Securities       Total
                                             -----         -----        -------     --------     ----------       -----
Balances at December 31, 1995             $     --         $ 20        $ 14,637   $   5,352     $   1,556      $ 21,565


Net income for the nine months ended
  September 30, 1996                            --           --              --       1,346            --         1,346

Unrealized Gain on Available for Sale
  Securities,  net of tax effect                --           --              --          --           928           928
                                                --           --          ------       -----         -----        ------
Balances at September 30, 1996            $     --         $ 20        $ 14,637    $  6,698   $     2,484      $ 23,839
                                                ==           ==          ======       =====         =====        ======



Balances at December 31, 1996             $     --         $ 20        $ 14,637   $   7,905     $   2,096      $ 24,658


Net income for the nine months ended
  September 30, 1997                            --           --              --       2,975            --         2,975

Stock issued                                    --            2           1,474          --            --         1,476

Issuance of 4% cumulative Preferred             --           --           9,634          --            --         9,634
  Stock, Series A

Issuance of 4% cumulative Preferred             --           --           2,070          --            --         2,070
  Stock, Series B

Issuance of 4% cumulative Preferred             --           --           3,577          --            --         3,577
  Stock, Series C

Dividends on 4% cumulative Preferred            --           --              --        (384)            --         (384)
  Stock

Unrealized Gain on Available for Sale
  Securities,  net of tax effect                --           --              --          --         1,254         1,254
                                                --           --          ------      ------         -----        ------
Balances at September 30, 1997            $     --         $ 22        $ 31,392   $  10,496       $ 3,350      $ 45,260
                                                ==           ==          ======      ======         =====        ======

          See accompanying notes to consolidated financial statements.

                         TELEBANC FINANCIAL CORPORATION

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (Dollars in thousands)

                                   (unaudited)

                                                                                           Nine Months Ended
                                                                                           -----------------
                                                                                             September 30,
                                                                                             -------------
                                                                                        1997                1996
                                                                                        ----                ----
Net cash (used in) provided by operating activities                                $  (16,375)         $   15,692
                                                                                      --------             ------
Cash flows from investing activities:
   Purchases of held-to-maturity loans                                               (184,634)           (105,761)
   Equity investments in subsidiaries                                                  (1,608)             (1,383)
   Purchases of available-for-sale securities                                        (250,956)           (274,147)
   Proceeds from sale of available-for-sale securities                                125,520             206,639
   Proceeds from maturities of and principal payments on
     Available-for-sale securities and loans                                          162,030             109,354
   Net sales (purchases) of premises and equipment                                        420                (623)
   Proceeds from sale of foreclosed real estate                                         1,239                 514
                                                                                        -----                 ---
Net cash used in investing activities                                                (147,989)            (65,407)
                                                                                     ---------           ---------

                                   (continued)

          See accompanying notes to consolidated financial statements.

                         TELEBANC FINANCIAL CORPORATION

                             (Dollars in thousands)

                                   (unaudited)

                                                                                              Nine Months Ended
                                                                                              -----------------
                                                                                                September 30,
                                                                                                -------------
                                                                                            1997              1996
                                                                                            ----              ----
Cash flows from financing activities:
   Net increase in non-interest bearing demand, savings, and
     NOW deposit accounts and certificates of deposit accounts                           37,256             75,924
   Increase in advances from FHLB                                                       244,000            237,000
   Payments on advances from FHLB                                                       218,800)          (221,000)
   Net decrease (increase) in securities sold under agreements
     to repurchase                                                                       64,827            (46,218)
   Net increase in other borrowed funds                                                  12,970                 68
   Issuance of trust preferred stock                                                      9,602                 --
   Issuance of common stock and 4% preferred stock                                       16,757                 --
   Dividends paid on common and preferred stock                                           (384)                 --


Net cash provided by financing activities                                              166,228              45,774
                                                                                       -------             -------

Net increase (decrease) in cash and cash equivalents                                     1,864              (3,941)

Cash and cash equivalents at beginning of period                                         3,259               8,965
                                                                                         -----               -----
Cash and cash equivalents at end of period                                           $   5,123            $  5,024
                                                                                         =====               =====


Supplemental information:

Interest paid on deposits and borrowed funds                                         $  26,526            $ 11,770
Income taxes paid                                                                          853                 822
Transfers from loans to real estate acquired through foreclosures                          568                 326
Gross unrealized gain on securities available for sale                                   1,888               1,292
Tax effect of gain on available for sale securities                                        634                 364


          See accompanying notes to consolidated financial statements.

                         TELEBANC FINANCIAL CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

NOTE 1.       BASIS OF PRESENTATION

         TeleBanc Financial Corporation, (the "Company") was incorporated on January 26, 1994 and in March, 1994 became the direct savings and loan holding company parent of TeleBank (the "Bank"), formerly known as Metropolitan Bank for Savings, F.S.B. The primary business of the Company is the business of the Bank, the Bank's subsidiaries and TeleBanc Capital Markets, Inc. ("TCM"), a registered investment advisor, funds manager and broker-dealer. The Bank is a federally chartered savings bank in which deposit accounts are insured to applicable limits by the Federal Deposit Insurance Corporation ("FDIC"). The consolidated financial statements include financial information from TeleBanc Financial Corporation and its wholly-owned subsidiaries.

         The financial statements as of September 30, 1997 and for the three and nine months ended September 30, 1997 and 1996 are unaudited, but in the opinion of management, contain all adjustments, consisting solely of normal recurring entries, necessary to present fairly the consolidated financial condition as of September 30, 1997 and the results of consolidated operations for the three and nine months ended September 30, 1997 and 1996. The results of consolidated operations for the three and nine months ended September 30, 1997 are not necessarily indicative of the results that may be expected for the entire year. The Notes to Consolidated Financial Statements for the year ended December 31, 1996, included in the Company's Annual Report to Stockholders for 1996, should be read in conjunction with these statements.

         Certain prior year's amounts have been reclassified to conform to the current year's presentation.

NOTE 2.  NET INCOME PER COMMON SHARE

         In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 "Earnings per Share" ("SFAS 128"), effective December 15, 1997. This statement specifies the computation, presentation, and disclosure requirements for earnings per share ("EPS") for entities with publicly held common stock or potential common stock. The impact on the Company has been calculated below:

                         TELEBANC FINANCIAL CORPORATION

                            Pro Forma EPS Calculation

                                                              Three months ended             Nine months ended
                                                                 September 30,                 September 30,
                                                         ------------------------------------------------------------
Per share amounts                                             1997           1996           1997           1996
                                                         ------------------------------------------------------------

Primary EPS as reported                                   $    0.26       $  (0.02)      $    0.94      $    0.63
Effect of SFAS 128                                             0.07          (0.01)           0.25           0.03
                                                               ----          ------           ----           ----
Pro forma basic EPS                                       $    0.33       $  (0.03)      $    1.19      $    0.66
                                                               ====          ======           ====           ====

Fully diluted EPS as reported                             $    0.26       $  (0.03)      $    0.93      $    0.63
Effect of SFAS 128                                            (0.02)          0.01           (0.11)         (0.18)
                                                              ------         ------          ------         ------
Pro Forma diluted EPS                                     $    0.24       $  (0.02)      $    0.82      $    0.45
                                                               ====          ======           ====           ====

         Basic earnings per common share, as required by SFAS 128, is computed by dividing adjusted net income by the total of the weighted average number of common shares outstanding during the respective periods. The year to date weighted average number of common shares outstanding was 2,179,510 and 2,049,500 for the Company at September 30, 1997 and 1996, respectively. Weighted average shares outstanding also include common stock equivalents which consist of outstanding stock options and warrants, if such options or warrants are dilutive.

                            Pro Forma EPS Calculation

                                                      Income                 Shares             Per Share Amount
                                                      ------                 ------             ----------------
                                                             For the Quarter Ended September 30, 1996
                                              -----------------------------------------------------------------------
Basic earnings per share
Net income                                    $       (62,000)            2,049,500            $   (0.03)
                                                                                         =========================
Options issued to management                               --               528,019
Warrants                                                   --               127,373
                                              ------------------------------------------
Diluted earnings per share                    $       (62,000)            2,704,892            $   (0.02)
                                              ======================================================================

                                                             For the Quarter Ended September 30, 1997
                                              -----------------------------------------------------------------------
Net income                                    $       904,000
less: Preferred Stock Dividends                      (162,000)
                                              -----------------------
Basic earnings per share
Income available to common shareholders
                                              $       742,000             2,218,513            $    0.33
                                                                                           =======================
Options issued to management                               --               382,677
Warrants                                                   --               254,261
Convertible preferred stock                           162,000               910,180
                                              ----------------------------------------------
Diluted earnings per share                    $       904,000             3,765,631            $    0.24
                                              ======================================================================


                         TELEBANC FINANCIAL CORPORATION

NOTE 3.       RECENT EVENTS

         On February 28, 1997, the Company sold $29.9 million of units in the form of 4% convertible preferred stock, 9.5% senior subordinated notes and warrants, and purchased substantially all of the assets of Arbor Capital
Partners, Inc. ("Arbor"), a registered investment advisor, funds manager and broker-dealer. MET Holdings, TeleBanc's majority shareholder, owned a majority of Arbor. In connection with this sale, the Company incurred approximately $1.7 million of expenses, of which, approximately $725,000 is attributed to the senior subordinated notes which will be amortized through March 31, 2004.

         The $29.9 million of units were sold to investment partnerships managed by Conning & Co., CIBC Wood Gundy Argosy Merchant Fund 2, LLC, The Progressive Corporation and The Northwestern Mutual Life Insurance Company. Upon the sale of the units, representatives from the Conning partnerships and the CIBC Merchant Fund were appointed to the Company's Board. The units consist of $13.7 million in 9.5% senior subordinated notes with 198,088 detachable warrants, $16.2 million in 4.0% convertible preferred stock, and rights to 205,563 contingent warrants. The senior subordinated notes are due on March 31, 2004 and stipulate increases over time in interest rates subsequent to March 31, 2002 from 9.5% up to 15.25%. The warrants are exercisable at $9.50 with an expiration date of February 28, 2005. Consisting of Series A Voting Convertible Preferred Stock, Series B Nonvoting Convertible Preferred Stock and Series C Nonvoting Convertible Preferred Stock, the preferred stock is convertible to 1,199,743 shares of common stock. Series A and Series B shares may be converted at any time into fully-paid and non-assessable shares of Voting Common Stock. Series C shares may be converted at any time to Series A or Series B shares or at any time into fully-paid and non-assessable nonvoting common stock. The contingent warrants may be exercised upon a change of control or at any time after February 29, 2002 ("Exercise Event"). If the Company's annual internal rate of return is less than 25% at the time of an Exercise Event, unit holders may exercise the contingent warrants for $0.01 until an internal rate of return of 25% is obtained.

         Also in connection with the sale of units, the Arbor asset acquisition was structured as a tax free issuance of 162,461 shares of TeleBanc common stock and a $500,000 cash payment for the Arbor assets. An independent appraisal valued the assets to be acquired from Arbor at $3.1 million. Consistent with TeleBanc's charter, the number of shares issued to Arbor as consideration was limited to 5% of total market value of outstanding TeleBanc stock at the time of acquisition.

         In June 1997, the Company formed TeleBanc Capital Trust I, which in turn sold, at par, 10,000 shares of trust preferred securities, Series A, liquidation amount of $1,000, for a total of $10,000,000 in a private placement. TeleBanc Capital Trust I is a business trust formed for the purpose of issuing capital securities and investing the proceeds in junior subordinated debentures issued by the company. The trust preferred securities mature in 2027 and have an annual dividend rate of 11.0% payable semi-annually, beginning in December 1997. The net proceeds will be used for general corporate purposes which include the funding of Bank operations to create and expand its financial service and product operations.

NOTE 4.       COMMITMENTS AND CONTINGENT LIABILITIES

         In managing the Company's interest-rate risk, the Company utilizes financial derivatives in the normal course of business. These products consist primarily of interest rate cap and swap agreements. Financial derivatives are employed to assist in the management and/or reduction of interest rate risk for the Company and can effectively alter the interest sensitivity of segments of the balance sheet for specified periods of time.

         The Company accounts for interest rate swap agreements and cap agreements as hedges of debt issuances, deposit balances and investment in loan portfolio to which such agreements have been specifically designated. Cash remittances due or received pursuant to these agreements are reported as adjustments to interest expense on an accrual basis. Any premiums paid in conjunction with these interest rate swap and cap agreements are amortized as additional interest expense on a straight-line basis over the term of these agreements. Any gain or loss upon early termination of these instruments would be deferred and amortized as an adjustment to interest expense over the term of the applicable interest rate agreement.

                         TELEBANC FINANCIAL CORPORATION

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
          FINANCIAL CONDITION AND RESULTS OF OPERATIONS, AS OF AND FOR
               THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1997

         This discussion and analysis includes descriptions of material changes which have affected the Company's consolidated financial condition and consolidated results of operations during the periods included in the Company's financial statements.

FINANCIAL CONDITION (SEPTEMBER 30, 1997 COMPARED TO DECEMBER 31, 1996)

         The Company's total assets increased by $190.5 million or 29.4% from $648.0 million at December 31, 1996 to $838.5 million at September 30, 1997. The increase in total assets primarily reflects increases in loans receivable, net and loans held for sale of $143.5 million, or 40.8% and mortgage-backed securities available for sale and trading of $55.3 million, or 30.0%. The increase in loans receivable includes purchases of primarily adjustable rate loans. In February, 1997, the Company raised $28.2 million of net proceeds from the sale of units consisting of debt and equity securities. In June 1997, the Company raised $10.0 million from the sale of Trust Preferred securities (see
Note 1 to Consolidated Financial Statements for the three and nine months ended September 30, 1997 and 1996). The Company continues to invest the net proceeds as additional equity capital of the Bank. The increase in asset size reflects management's initial efforts to leverage the proceeds raised from the sale of units and capital securities. The Company intends to continue to leverage such proceeds, as well as capital raised from earnings, for additional growth in the foreseeable future.

         The Company funded its asset growth with a mix of securities sold under agreements to repurchase ("reverse repos"), Federal Home Loan Bank advances and deposits. Total deposits increased by $54.8 million, or 14.0% from $390.5 million at December 31, 1996 to $445.2 million at September 30, 1997. The average term for the new time deposits gathered in the three months ended September 30, 1997 was approximately 30.7 months with an average percentage yield of 5.95%. The Company has continued to focus on building core deposit accounts. Money market checking and savings accounts increased 25.0% from $109.8 million at December 31, 1996 to $137.3 million at September 30, 1997. Federal Home Loan Bank Advances remained relatively stable. As of September 30, 1997, the weighted average interest rate (excluding hedges) and weighted average maturity for Federal Home Loan Bank Advances was 5.70% and 554 days, respectively. Securities sold under agreements to repurchase, increased by $64.8 million or 112.5% from $57.6 million at December 31, 1996 to $122.4 million at September 30, 1997 largely as a result of management's intention to fund high growth after the capital raising and to replace these borrowings with the core deposits over the year. As of September 30, 1997, the weighted average interest rate (excluding hedges) and weighted average maturity for securities sold under agreements to repurchase was 5.80% and 128 days, respectively. As of September 30, 1997, subordinated debt, net of original issue discount was $29.6 million, which includes the 9.5% senior subordinated debt raised in February, 1997 and the 11.5% subordinated debt raised in the second quarter of 1994. In June 1997, the Company formed TeleBanc Capital Trust I, which in turn sold shares of trust preferred securities, Series A, for a total of $10,000,000

                         TELEBANC FINANCIAL CORPORATION

in a private placement. The trust preferred securities have an annual dividend rate of 11.0% payable semi-annually, beginning in December 1997.

         Stockholders' equity increased $20.6 million, from $24.7 million at December 31, 1996 to $45.3 million at September 30, 1997. The increase was due to the $15.3 million issuance of 4% convertible preferred stock, $1.5 million stock issuance in exchange for Arbor's assets, $3.0 million in net income for the nine months ended September 30, 1997 and an unrealized gain on securities available for sale, net of deferred taxes, of $1.3 million, which pursuant to SFAS 115 affects the Company's stockholders' equity but does not impact the statement of operations. This increase is partially offset by $384,000 of preferred stock dividends.

                         TELEBANC FINANCIAL CORPORATION

         The consolidated average balance sheets, along with income and expense and related interest yields and rates for the quarters ended September 30, 1997 and 1996 are shown below. The table also presents information for the periods indicated with respect to the difference between the weighted average yield earned on interest-earning assets and weighted average rate paid on interest-bearing liabilities, or "interest rate spread," which saving institutions have traditionally used as an indicator of profitability. Another indicator of an institution's net interest income is its "net yield on interest-earning assets," which is its net interest income divided by the average balance of interest-earning assets and interest-bearing liabilities. When interest-earning assets approximate or exceed interest-bearing liabilities, any positive interest rate spread will generate interest income.


                                     Quarter ended September 30, 1997     Quarter ended September 30, 1996
                                    ----------------------------------- ------------------------------------
                                                Interest     Average                  Interest     Average
(Dollars in thousands)               Average     Income/    Annualized    Average     Income/    Annualized
         unaudited                   Balance     Expense    Yield/Cost    Balance     Expense    Yield/Cost
                                     -------    --------    ----------    -------     --------   ----------
Interest-earning assets:
Loans receivable, net               $ 456,059   $  8,864      7.77%     $ 302,358    $  6,089      8.06%
Investment securities                   8,244        116      5.59          7,531         115      5.99
Mortgage-backed and related
  securities available for sale       212,961      4,397      8.26        218,350       4,453      8.16
Investment securities available
  for sale (a)                         66,609      1,111      6.67         67,263       1,109      6.59
Federal funds sold                      1,566         22      5.58            659           9      5.19
Investment in FHLB                      8,346        152      7.25          7,059         129      7.25
Trading account                        19,663        360      7.25             --          --        --
                                      -------    -------      ----        -------      ------      ----
  Total interest-earning assets       773,448     15,022      7.74%       603,220      11,904      7.90%

Non-interest-earning assets            70,621                              12,817
                                       ------                              ------

  Total assets                      $ 844,069                           $ 616,037
                                      =======                             =======

Interest-bearing liabilities:
Savings deposits                    $ 147,009   $  1,953      5.27%     $ 104,033    $  1,247      4.77%
Time deposits                         315,627      4,995      6.28        275,302       4,384      6.34
FHLB advances                         161,871      2,528      6.11        136,332       2,040      5.85
Other borrowings                       98,924      1,493      5.91         57,204         839      5.74
Subordinated debt, net                 39,519      1,153     11.67         17,250         519     12.03
  Total interest-bearing              762,950     12,122      6.28%       590,121       9,029      6.06%
   liabilities

Non-interest-bearing liabilities       37,256                               2,283
                                       ------                               -----

Total liabilities                     800,206                             592,404

Stockholders' equity                   43,863                              23,633
                                       ------                              ------

Total liabilities and
  stockholders' equity              $ 844,069                           $ 616,037
                                      =======                             =======

Excess of interest-earning assets
  over interest-bearing
  liabilities/net interest          $  10,498   $  2,900      1.46%     $  13,099    $  2,875      1.84%
                                       ======      =====      ====         ======       =====      ====
  income/interest rate spread
Net yield on interest earning assets                          1.50%                                1.91%
                                                              ====                                 ====
Ratio of interest-earning assets
  to interest-bearing liabilities                           101.38%                              102.22%
                                                            ======                               ======


(a) Interest income and average yields on municipal bonds are presented on a tax equivalent basis.

                         TELEBANC FINANCIAL CORPORATION

RESULTS OF OPERATIONS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

         Net Income. Net income for the three and nine months ended September 30, 1997 was $904,000 and $3.0 million, compared to $(62,000) and $1.3 million for the three and nine months ended September 30, 1996, respectively. Net income for the three months ended September 30, 1997 consisted primarily of $3.3 million of net interest income reduced by $120,000 in provision for loan losses, $1.1 million in non-interest income, $2.3 million in non-interest expenses and $709,000 in income tax expense. Net income for the three months ended September 30, 1996 consisted primarily of $2.8 million in net interest income offset by $125,000 in provision for loan losses, non-interest income of $540,000, $3.5 million in non-interest expenses and a tax benefit of $220,000. General and administrative expenses for the quarter ended September 30, 1996 included a $1.7 million accrual for a one-time assessment mandated by the Federal Deposit Insurance Corporation ("FDIC") to recapitalize the Savings Association Insurance Fund ("SAIF"). Net income for the nine months ended September 30, 1997 consisted of $9.6 million of net interest income offset by $671,000 in provision for loan losses, $2.9 million of non-interest income, $6.9 million of non-interest expenses and $1.7 million in income tax expense. Net income for the nine months ended September 30, 1996 consisted of net interest income of $8.5 million reduced by $744,000 of provision for loan losses, non-interest income of $1.4 million offset by $7.3 million of non-interest expense and $528,000 in income tax expense.

         Net Interest Income. Net interest income was $3.3 million and $2.8 million for the three months ended September 30, 1997 and 1996, respectively, reflecting an annualized interest rate spread of 1.46% and 1.84% for the three months ended September 30, 1997 and 1996, respectively. The decline in yield is attributable to a decrease in loan yield due to a larger held for sale portfolio than in the same quarter last year and an increase in hedging instruments used to reduce interest rate risk matched against the deposit portfolio resulting in higher costs. In the quarter ending September 30, 1997, total interest earning assets, consisting primarily of loans receivable, net and mortgage-backed and related securities, yielded 7.74% as compared to 7.90% for the same period in 1996. The decline is attributed to an increase in the held for sale category and an increase in non-accrual loans. In 1996, the Bank made a one-time transfer of approximately $106.6 million from loans receivable, net to loans held for sale. According to generally accepted accounting principles, purchase discounts on mortgage loans held for sale are not amortized as interest revenue. Discounts on loans held for sale are recognized as non-interest income when principal repayments are received or when loans are sold. Non-accrual loans increased from $8.9 million at September 30, 1996 to $11.1 million at September 30, 1997 causing a decline in loan interest income. Average interest-earning assets were $773.4 million and $603.2 million for the quarters ending September 30, 1997 and 1996, respectively. Average interest bearing liabilities were $763.0 million and $590.1 million for the quarters ending September 30, 1997 and 1996, respectively. Interest-bearing liabilities cost 6.28% in the third quarter of 1997 as compared 6.06% in the same period in 1996. Third quarter decreases in interest-earning assets and interest-bearing liabilities primarily reflect an overall decrease in interest rates.

                         TELEBANC FINANCIAL CORPORATION

         Provision for Loan Losses. Total provision for loan losses decreased $5,000 from $125,000 for the three months ending September 30, 1996 to $120,000 for the three months ending September 30, 1997. The provision for loan losses reflects management's intent to provide prudent reserves for loan losses. During the quarters ended September 30, 1997 and 1996, the Company provided additional reserves for single-family loans acquired during each quarter. Total provision for loan losses decreased $73,000 from $744,000 for the nine months ended September 30, 1996 to $671,000 for the nine months ended September 30, 1997. For the first nine months of 1997 and 1996, the Company provided reserves for several single-family loans and for loan acquisitions in accordance with the Company's loan loss reserve policy. For the nine months ended September 30, 1997 and 1996, the Company purchased approximately $231.3 and $132.6 million in whole loans. The total loan loss allowance at September 30, 1997 was $3.2 million which was 0.7% of total loans outstanding. Total loss allowance as a percentage of total non-performing assets was 17.1%. The total loan loss allowance at September 30, 1996 was $2.6 million which was 0.8% of total loans outstanding. Total loss allowance as a percentage of total non-performing assets was 16.7%.

         Non-Interest Income. Total non-interest income increased by $544,000 from $540,000 for the three months ended September 30, 1996 to $1.1 million for the three months ended September 30, 1997. During the third quarter of 1997, the Company sold corporate bonds held for liquidity purposes for a gain of $259,000, recognized $226,000 on prepayments in the loan held for sale portfolio, $213,000 in gains in the trading account and the remainder in loan fees and service charges. For the three months ending September 30, 1996, non-interest income primarily consists of $195,000 in loan fees and service charges on the Bank's portfolio and on the purchase mortgage servicing rights, a net gain of $181,000 on the sale of several liquid bonds in the mortgage-backed security and investment portfolio, $100,000 on the sale of real estate held for sale offset by $108,000 loss on the Bank's equity investments in a mortgage service company and a company that acquires and collects delinquent consumer debt obligations for its own portfolio. Total non-interest income increased by $1.5 million from $1.4 million for the nine months ended September 30, 1996 to $2.9 million for the nine months ended September 30, 1997. During the first nine months of 1997, the Company reported non-interest income of $1.8 million in trading income attributed to the second quarter securitization of cooperative mortgage loans held for sale, the sale of mortgage-backed securities and investments held for liquidity purposes, $636,000 on the sale of loans, and $472,000, net, in loan fees and TCM commission income offset by a loss on its equity investment in AGT Mortgage Services ("AGT"). AGT serviced performing and non-performing loans for a fee. Given lower than anticipated non-performing loan levels, AGT did not achieve adequate economies of scale to generate sufficient revenue. Accordingly, management decided to cease operations of AGT on July 31, 1997. Non-interest income of $1.4 million for the nine months ended September 30, 1996 primarily reflects $263,000 in income resulting from the sale of securities, $415,000 on the sale of loans and $758,000, net, in loan fees, service charges, and equity investment.

         Non-Interest Expenses. Non-interest expenses for the three and nine months ended September 30, 1997 were $2.3 million and $6.9 million, respectively. Non-interest expenses for the three and nine months ended September 30, 1996 were $3.5 million and $7.3 million, respectively. On September 30, 1996, President Clinton signed legislation calling for a one-time

                         TELEBANC FINANCIAL CORPORATION

assessment on the FDIC's SAIF-insured deposits held by depository institutions as of March 31, 1995 to recapitalize SAIF. TeleBank recorded an accrual of $1.7 million, $1.1 million after-tax, for this assessment. The recapitalization of SAIF has resulted in lower deposit insurance premiums in the future for most SAIF-insured institutions, including TeleBank. Total non-interest expenses, excluding the special assessment, increased by $474,000 from $1.9 million for the three months ended September 30, 1996 to $2.3 million for the three months ended September 30, 1997. Excluding the special assessment, this increase is largely the result of a $462,000 increase in general and administrative expenses associated with a higher volume of deposit accounts, an increase in marketing expenses, and an overall increase in compensation levels. Total non-interest expenses, excluding the special assessment, increased by $1.2 million from $5.7 million for the nine months ended September 30, 1996 to $6.9 million for the nine months ended September 30, 1997. The increase in general and administrative expense for the nine months ended September 30, 1997 is the result of increases in compensation, increases in personnel, marketing expenditures and an accrual for bonuses as well as the inclusion of TCM's expenses.

         Income Tax Expense. The effective tax rate for the nine months ended September 30, 1997 was 33.6% compared to 28.2% for the nine months ended September 30, 1996. The effective tax rate increased due to the $1.7 million federal insurance assessment which was incurred in 1996. The Company carried a deferred tax payable of $474,000 on its Consolidated Statement of Financial Condition as of September 30, 1997.

LIQUIDITY

         Liquidity is the ability of the Company to generate cash flows sufficient to fund operations and to meet present and future financial obligations to borrowers and depositors in a timely manner. Cash flows provided from operating activities, consisting primarily of interest received less interest paid on borrowings and purchases less sales of loans held for sale, were $(16.4) million and $15.7 million for the nine months ended September 30, 1997 and 1996, respectively. Net cash flow used in investing activities (primarily purchases of mortgage-backed and related securities and mortgage loans, offset by principal payments on loans and mortgage-backed and related securities and proceeds from sale or maturity of investment securities) was $148.0 million and $65.4 million for the nine months ended September 30, 1997 and 1996, respectively. The increase in cash flows related to investing activities for the nine months ended September 30, 1997 reflects a significant increase in the amount of mortgage-backed securities, mortgage loans and investment securities purchased. Net cash provided by financing activities (primarily net activity in deposits and borrowings) were $166.2 million and $45.8 million for the nine months ended September 30, 1997 and 1996, respectively. The increase in net cash provided by financing activities for the nine months ended September 30, 1997 is primarily the result of increased growth in 1997 as compared to the same period in 1996. The total net increase in cash and cash equivalents was $1.9 and $(3.9) million for the nine months ended September 30, 1997 and 1996, respectively.

                         TELEBANC FINANCIAL CORPORATION

         The Company's primary sources of funds are deposits, principal and interest payments on loans and mortgage-backed securities, and proceeds from sales and maturities of mortgage-backed and related securities and investment securities. Investment maturities and scheduled amortization of loans and mortgage-backed securities are generally a predictable source of funds. Deposit flows and mortgage prepayments are greatly influenced by the general level of interest rates, economic conditions, and competition. The Company also accesses FHLB advances and has utilized securities sold under agreements to repurchase.

         The Bank is required to maintain minimum levels of liquid assets as defined by the OTS regulations. This requirement, which may vary at the discretion of the OTS depending upon economic conditions and deposit flows, is based upon a percentage of deposits and short-term borrowings. The minimum required ratio is 5.0%. At September 30, 1997, the Company's liquidity ratio was 5.43%.

         In the second quarter of 1994, the Company completed its initial public offering, raising an aggregate of $21.9 million through the issuance of common stock and subordinated notes with warrants. Upon completion of this offering, the Company invested $15 million of the proceeds as capital of the Bank. In February, 1997, the Company raised an additional $29.9 million in aggregate through the issuance of 4.0% cumulative preferred stock and 9.5% senior subordinated notes with warrants. Upon completion of this offering, the Company invested $10 million of the proceeds as capital of the Bank. The subordinated debt represents a stable, although relatively expensive, source of funds. In addition, the Company formed TeleBanc Capital Trust I, which in turn sold shares of trust preferred securities, Series A, for a total of $10,000,000 in a private placement. The annual expense to service the total subordinated debt and the trust preferred securities are $3.3 million and $1.1 million, respectively. Annual dividends on the 4% preferred stock are $648,000.

         Subject to regulatory approval, the Bank anticipates distributing dividends of $3.9 million to the Company at year end to service the debt and preferred stock. There are various regulatory limitations on the extent to which federally chartered savings institutions may pay dividends. Also, savings institution subsidiaries of holding companies generally are required to provide their OTS Regional Director with no less than 30 days notice of any proposed declaration on the institution's stock. Under terms of the indentures pursuant to which the subordinated notes were issued, the Company presently is required to maintain, on an unconsolidated basis, liquid assets in an amount equal to or greater than $3.3 million, which represents 100% of the aggregate interest expenses for one year on the subordinated debt.

         The Company's most liquid assets are cash and cash equivalents, which include investments in liquid short-term investments and federal funds sold with maturities of nine months or less. The levels of these assets are dependent upon the Company's operating, financing, and investing activities during any given period. Cash equivalents totaled $5.1 million and $3.3 million as of September 30, 1997 and December 31, 1996, respectively. As of September 30, 1997, the Company had commitments to purchase $10.2 million in loans.

                         TELEBANC FINANCIAL CORPORATION

         In the normal course of business, the Company makes various commitments to extend credit and incurs contingent liabilities which are not reflected in the consolidated statements of financial condition.

CAPITAL RESOURCES

         Capital ratios at September 30, 1997 exceeded each of the three OTS capital requirements on a fully phased-in basis. The following table sets forth the actual and required minimum levels of regulatory capital for the Company under applicable OTS regulations as of September 30, 1997 ($ in thousands):

                                                                                             TO BE WELL CAPITALIZED
                                                                   FOR CAPITAL              UNDER PROMPT CORRECTIVE
                                       ACTUAL                   ADEQUACY PURPOSES               ACTION PROVISION
                              -------------------------------------------------------------------------------------

As of September 30, 1997        AMOUNT        RATIO          AMOUNT           RATIO                  AMOUNT
                                ------        -----          ------           -----                  ------
Total Capital (to risk
  weighted assets)             $51,228        13.37%          $30,663         8.00%                 $20,565

Tier 1 Capital (to risk
  weighted assets)             $48,354        12.62%          $15,331         4.00%                 $33,023

Tier 1 Capital (to average
  assets)                      $48,354         5.99%          $32,278         4.00%                 $16,076

Tangible                       $48,344         6.15%          $11,788         1.50%                 $36,556


                         TELEBANC FINANCIAL CORPORATION

PART II -- OTHER INFORMATION

Item 5.           Other Information

         No information to report.

Item 6.           Exhibits and Reports on Form 8-K

         (a) Exhibits

                  27. Financial Data Schedule

         (b) Reports on Form 8-K

                  No information to report.

                         TELEBANC FINANCIAL CORPORATION

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                  TeleBanc Financial Corporation
                                                  ------------------------------
                                                          (Registrant)


Date:  November 14, 1997                   By: /s/ Mitchell H. Caplan
       -----------------------------------     ---------------------------------
                                               Mitchell H. Caplan
                                               President



Date:  November 14, 1997                   By: /s/ Aileen Lopez Pugh
       -----------------------------------     ---------------------------------
                                               Aileen Lopez Pugh
                                               Executive Vice President
                                               Chief Financial Officer/Treasurer

================================================================================

         NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THIS EXCHANGE OFFER AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR THE TRUST. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


                ------------------------------------------------

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information...............................                           7
Summary.............................................                           8
Selected Consolidated Financial Data................                          16
Risk Factors........................................                          17
TeleBanc Financial Corporation......................                          24
TeleBanc Capital Trust I............................                          25
Use of Proceeds.....................................                          25
Ratios of Earnings to Combined Fixed
   Charges..........................................                          27
Accounting Treatment................................                          27
Capitalization......................................                          28
The Exchange Offer..................................                          28
Description of Exchange Securities..................                          38
Description of Original Securities..................                          63
Relationship Among the Exchange Capital
   Securities, the Exchange Junior
   Subordinated Debentures and the
   Exchange Guarantee...............................                          64
Certain Federal Income Tax Consequences.............                          65
ERISA Considerations................................                          69
Plan of Distribution................................                          69
Validity of Exchange Securities.....................                          70
Appendices .........................................                          70


================================================================================

================================================================================


                                   $10,000,000



                            TELEBANC CAPITAL TRUST I


                              OFFER TO EXCHANGE ITS

                       11.00% EXCHANGE CAPITAL SECURITIES

            (LIQUIDATION AMOUNT $1,000 PER EXCHANGE CAPITAL SECURITY)

           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                       FOR ANY AND ALL OF ITS OUTSTANDING
                       11.00% ORIGINAL CAPITAL SECURITIES

            (LIQUIDATION AMOUNT $1,000 PER ORIGINAL CAPITAL SECURITY)

                           UNCONDITIONALLY GUARANTEED,
                             AS DESCRIBED HEREIN, BY

                         TELEBANC FINANCIAL CORPORATION

         ---------------------------------------------------------------

                                   PROSPECTUS

         ---------------------------------------------------------------




                               NOVEMBER ___, 1997



================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         ------------------------------------------

         As authorized by Section 145 of the Delaware General Corporation Law, the Corporation may indemnify its directors and officers against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which the director or officer is involved by reason of the fact that he is or was a director or officer of the Corporation if he acted in good faith and in the manner that he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Corporation, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable to the Corporation unless a court determines otherwise.

         Article 8 of the Corporation's Bylaws requires that the Corporation indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed legal proceeding (other than an action by or in right of the Corporation) by reason of the fact that such person is or was a director, officer, trustee, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee, or agent of another corporation, association, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such person in connection with such legal proceeding, if such person acted in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal legal proceeding, had no reasonable cause to believe that such conduct was unlawful. The Corporation is also required to indemnify any such person in connection with a legal proceeding brought by or in the right of the Corporation to procure a judgment in the Corporation's favor by reason of such person's connection to the Corporation, against such expenses incurred by such person in connection with the defense or settlement of such legal proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the Corporation. No such indemnification shall be made against expenses in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation or against amounts paid in settlement unless and only to the extent that there is a determination that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses or amounts paid in settlement. The Corporation is permitted to advance expenses incurred by such person in advance of the final disposition of such legal proceeding upon the receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification from the Corporation.

         The Corporation also has the power to purchase and maintain insurance on behalf of its directors, officers, trustees, employees and agents and persons serving in such capacities with other entities at the Corporation's request. The Corporation has a policy of liability insurance covering its directors and officers, the effect of which is to reimburse the directors and officers of the Corporation against certain damages and expenses resulting from certain claims made against them caused by their negligent act, error or omission.

         The foregoing indemnity and insurance provisions have the effect of reducing directors' and officers' exposure to personal liability for actions taken in connection with their respective positions.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
         -------------------------------------------

3.1      Amended and Restated Certificate of Incorporation of the Corporation.*

3.2      Certificate  of  Designation  of  the  Corporation   (incorporated   by
         reference herein from Exhibit 3 to the Corporation's Current Report on Form 8-K filed with the Commission on March 17, 1997).

3.3 Bylaws, as amended, of the Corporation (incorporated by reference herein from Exhibit 3.2 to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, attached to the Prospectus as Appendix I).

3.4 Amended and Restated Declaration of Trust of TeleBanc Capital Trust I, dated as of June 9, 1997. *

4.1 Indenture, dated as of June 9, 1997, between the Corporation and Wilmington Trust Company, as debenture trustee. *

4.2 Form of Certificate of Exchange Junior Subordinated Debentures (filed as Exhibit A to Exhibit 4.1 hereto). *

4.3      Certificate  of Trust of TeleBanc  Capital Trust I, dated as of June 3,
         1997. *

4.4      Declaration  of Trust of TeleBanc  Capital Trust I, dated as of June 2,
         1997. *

4.5 Amended and Restated Declaration of Trust of TeleBanc Capital Trust I, dated as of June 9, 1997 (filed as Exhibit 3.4 hereto). *

4.6      Form of Exchange Capital Security  Certificate (filed as EXHIBIT A-1 to
         Exhibit 3.4 hereto). *

4.7 Exchange Guarantee Agreement by the Corporation for the benefit of the holders of Exchange Capital Securities. *

4.8      Registration   Rights   Agreement,   dated  June  5,  1997,  among  the
         Corporation, TeleBanc Capital Trust I, and the Initial Purchaser. *

4.9      Liquidated   Damages   Agreement,   dated  June  9,  1997,   among  the
         Corporation, TeleBanc Capital Trust I, and the Initial Purchaser. *

5.1 Opinion of Hogan & Hartson L.L.P. as to the validity of the securities registered hereunder (including the consent of that firm). *

5.2 Opinion of Morris, James, Hitchens & Williams as to the validity of the Exchange Capital Securities (including the consent of that firm). *

8 Form of opinion of Hogan & Hartson L.L.P. as to certain federal income tax matters (including the consent of that firm). *

10.1 1994 Stock Option Plan (incorporated by reference herein from the Corporation's Registration Statement on Form S-1 (File No. 33-76930) filed with the Commission on March 25, 1994).

10.2 Tax Allocation Agreement, dated April 7, 1994, between TeleBank and the Corporation (incorporated by reference herein from the Corporation's Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 33-76930) filed with the Commission on May 3, 1994).

10.3 Unit Purchase Agreement, dated as of February 19, 1997, among the Corporation and the Purchasers identified therein (incorporated by reference herein from Exhibit 10.1 to the Corporation's Current Report on Form 8-K filed with the Commission on March 17, 1997).

10.4 Amended and Restated Acquisition Agreement, dated as of February 19, 1997, among the Corporation, Arbor Capital Partners, Inc., MET Holdings Corporation, and William M.

         Daugherty (incorporated by reference herein from Exhibit 10.2 to the Corporation's Current Report on Form 8-K filed with the Commission on March 17, 1997).

10.5 1997 Stock Option Plan (incorporated by reference herein from Exhibit D to the Corporation's definitive proxy materials which were filed as
         Exhibit 99.3 to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, attached to the Prospectus as Appendix
         I).

12       Computation of ratio of earnings to combined fixed charges.

13 1996 Annual Report to Stockholders (portions of which are incorporated by reference herein from Exhibit 13 to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, attached to the Prospectus as Appendix I).

21.1 Subsidiaries of the Corporation (incorporated by reference herein from Exhibit 21 to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, attached to the Prospectus as Appendix I).

21.2     Subsidiaries of TeleBanc Capital Trust I.

23.1     Consent of Hogan & Hartson L.L.P.  (included as part of Exhibit 5.1 and
         Exhibit 8). *

23.2     Consent of Morris,  James,  Hitchens  & Williams  (included  as part of
         Exhibit 5.2). *

23.3     Consent of Arthur Andersen LLP

25 Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee. *

99.1     Form of Letter of Transmittal.

99.2     Form of Notice of Guaranteed Delivery.

99.3     Form of Exchange Agent Agreement.

99.4 Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.5     Form of Client Letter.

         ----------------

         *   To be filed by amendment.


ITEM 22. UNDERTAKINGS.
         -------------

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

       Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

       Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia, on November 17, 1997.

         TELEBANC FINANCIAL CORPORATION


         By:                            /s/ Mitchell H. Caplan
                                        ----------------------------------------
                                        Mitchell H. Caplan
                                        Vice Chairman of the Board and President



         TELEBANC CAPITAL TRUST I


         By:                            /s/ David A. Smilow
                                        ----------------------------------------
                                        David A. Smilow,
                                             as Administrative Trustee


         By:                            /s/ Mitchell H. Caplan
                                        ----------------------------------------
                                        Mitchell H. Caplan,
                                             as Administrative Trustee


         By:                            /s/ Aileen Lopez Pugh
                                        ----------------------------------------
                                        Aileen Lopez Pugh,
                                             as Administrative Trustee



         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below appoints David A. Smilow or Aileen Lopez Pugh, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution for him and in his name, place and stead, in any and all capacities to sign any amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on November 17, 1997.

Signature                                   Title
---------                                   -----


/s/ David A. Smilow           Chairman of the Board and Chief Executive Officer
---------------------------   (Principal Executive Officer)
David A. Smilow

/s/ Aileen Lopez Pugh         Executive Vice President - Chief Financial
---------------------------   Officer/ Treasurer, Director
Aileen Lopez Pugh             (Principal Financial and Accounting Officer)

/s/ Mitchell H. Caplan        Vice Chairman of the Board and President
---------------------------
Mitchell H. Caplan

/s/ Arlen W. Gelbard          Director
---------------------------
Arlen W. Gelbard

/s/ Dean C. Kehler            Director
---------------------------
Dean C. Kehler

/s/ Steven F. Piaker          Director
---------------------------
Steven F. Piaker

/s/ David R. DeCamp           Director
---------------------------
David R. DeCamp

/s/  Mark Rollinson           Director
---------------------------
Mark Rollinson

                              Director
---------------------------
Michael A. Smilow

                                  EXHIBIT INDEX

Exhibit No.                           Exhibit                           Page No.
-----------                           -------                           --------
   3.1   Amended and  Restated  Certificate  of  Incorporation  of the
         Corporation.*

   3.2 Certificate of Designation of the Corporation (incorporated by reference herein from Exhibit 3 to the Corporation's Current Report on Form 8-K filed with the Commission on March 17, 1997).

   3.3 Bylaws, as amended, of the Corporation (incorporated by reference herein from Exhibit 3.2 to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, attached to the Prospectus as Appendix I).

   3.4 Amended and Restated Declaration of Trust of TeleBanc Capital Trust I, dated as of June 9, 1997. *

   4.1 Indenture, dated as of June 9, 1997, between the Corporation and Wilmington Trust Company, as debenture trustee. *

   4.2   Form  of   Certificate   of  Exchange   Junior   Subordinated
         Debentures (filed as Exhibit A to Exhibit 4.1 hereto). *

   4.3 Certificate of Trust of TeleBanc Capital Trust I, dated as of June 3, 1997. *

   4.4 Declaration of Trust of TeleBanc Capital Trust I, dated as of June 2, 1997. *

   4.5 Amended and Restated Declaration of Trust of TeleBanc Capital Trust I, dated as of June 9, 1997 (filed as Exhibit 3.4 hereto). *

   4.6 Form of Exchange Capital Security Certificate (filed as EXHIBIT A-1 to Exhibit 3.4 hereto). *

   4.7 Exchange Guarantee Agreement by the Corporation for the benefit of the holders of Exchange Capital Securities. *

   4.8 Registration Rights Agreement, dated June 5, 1997, among the Corporation, TeleBanc Capital Trust I, and the Initial Purchaser. *

   4.9 Liquidated Damages Agreement, dated June 9, 1997, among the Corporation, TeleBanc Capital Trust I, and the Initial Purchaser. *

   5.1 Opinion of Hogan & Hartson L.L.P. as to the validity of the securities registered hereunder (including the consent of that firm). *

   5.2 Opinion of Morris, James, Hitchens & Williams as to the validity of the Exchange Capital Securities (including the consent of that firm). *

   8 Form of opinion of Hogan & Hartson L.L.P. as to certain federal income tax matters (including the consent of that firm). *

  10.1 1994 Stock Option Plan (incorporated by reference herein from the Corporation's Registration Statement on Form S-1 (File No. 33-76930) filed with the Commission on March 25, 1994).

  10.2 Tax Allocation Agreement, dated April 7, 1994, between TeleBank and the Corporation (incorporated by reference herein from the Corporation's Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 33-76930) filed with the Commission on May 3, 1994).

  10.3 Unit Purchase Agreement, dated as of February 19, 1997, among the Corporation and the Purchasers identified therein (incorporated by reference herein from Exhibit 10.1 to the Corporation's Current Report on Form 8-K filed with the Commission on March 17, 1997).

  10.4 Amended and Restated Acquisition Agreement, dated as of February 19, 1997, among the Corporation, Arbor Capital
         Partners, Inc., MET Holdings Corporation, and William M. Daugherty (incorporated by reference herein from Exhibit 10.2 to the Corporation's Current Report on Form 8-K filed with the Commission on March 17, 1997).

  10.5 1997 Stock Option Plan (incorporated by reference herein from Exhibit D to the Corporation's definitive proxy materials which were filed as Exhibit 99.3 to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, attached to the Prospectus as Appendix I).

   12    Computation of ratio of earnings to combined fixed charges.

   13 1996 Annual Report to Stockholders (portions of which are incorporated by reference herein from Exhibit 13 to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, attached to the Prospectus as Appendix I).

  21.1 Subsidiaries of the Corporation (incorporated by reference herein from Exhibit 21 to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, attached to the Prospectus as Appendix I).

  21.2   Subsidiaries of TeleBanc Capital Trust I.

  23.1   Consent  of  Hogan  &  Hartson  L.L.P.  (included  as part of
         Exhibit 5.1 and Exhibit 8.1). *

  23.2 Consent of Morris, James, Hitchens & Williams (included as part of Exhibit 5.2). *

  23.3   Consent of Arthur Andersen LLP

   25 Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee. *

  99.1   Form of Letter of Transmittal.

  99.2   Form of Notice of Guaranteed Delivery.

  99.3   Form of Exchange Agent Agreement.

  99.4 Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

  99.5   Form of Client Letter.

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*  To be filed by amendment.